UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12

ALLOY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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May 7, 2007

Dear Shareholder,

It is my pleasure to invite you to Alloy’s 2007 Annual Meeting of Shareholders.

We will hold the Annual Meeting at 9:00 a.m. on Thursday, June 14, 2007, at the office of our securities counsel, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Chrysler Center, 666 Third Avenue, New York, NY 10017. In addition to the formal items of business, we will review the major developments of the past year and answer your questions.

This booklet includes our Notice of Annual Meeting and Proxy Statement (containing important information about the matters to be acted upon at the Annual Meeting), and is accompanied by our Annual Report for the fiscal year ended January 31, 2007 and a proxy card. The Proxy Statement describes the business that we will conduct at the Annual Meeting and provides information about Alloy that you should consider when you vote your shares.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting. If you attend the Annual Meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the Annual Meeting.

Sincerely,

Matthew C. Diamond
Chief Executive Officer and Chairman

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY PROMPTLY.

151 West 26th Street

New York, NY 10001

NOTICE OF 2007 ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, June 14, 2007
Time:	9:00 a.m.
Place:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center 666 Third Avenue New York, NY 10017

Dear Shareholder:

At our Annual Meeting, we will ask you to:

•	elect three members to our Board of Directors as a class to serve for a three-year term ending at the 2010 Annual Meeting of Shareholders and until their successors are duly elected and qualified;

•	ratify the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending January 31, 2008;

•	approve our new Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan; and

•	transact any other business that may properly be presented at the Annual Meeting.

Shareholders of record at the close of business on April 23, 2007 will be entitled to vote at the Annual Meeting. A list of shareholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at our address above. The Proxy Statement, the accompanying form of proxy card and our Annual Report for the fiscal year ended January 31, 2007 are being mailed to all shareholders of record on or about May 14, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

Gina R. DiGioia
Secretary

May 7, 2007

i

ii

ALLOY, INC.

151 WEST 26TH STREET

NEW YORK, NY 10001

PROXY STATEMENT FOR THE ALLOY, INC.

2007 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors of Alloy, Inc. (“Alloy” or the “Company”) is soliciting your proxy to vote at our 2007 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments of the Annual Meeting. This Proxy Statement along with the accompanying Notice of Annual Meeting of Shareholders summarizes the purposes of the meeting and the information you need to know in order to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card in accordance with the instructions set forth on the proxy card.

On or about May 14, 2007, we will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card to all shareholders entitled to vote at the Annual Meeting. Although not part of this Proxy Statement, we also will send our Annual Report for the fiscal year ended January 31, 2007 (“Fiscal 2006”), which includes our audited financial statements (the “Fiscal 2006 Annual Report”) and our annual report on Form 10-K.

Who Can Vote?

Only shareholders who own Alloy common stock, $.01 par value per share (“common stock”) at the close of business on April 23, 2007 are entitled to vote at the Annual Meeting. The common stock and our preferred stock, $.01 par value per share, designated into Series A, B and C, are our only authorized classes of voting stock.

As of April 23, 2007, we had 13,828,857 shares of common stock outstanding (excluding treasury shares). There are no shares of preferred stock outstanding.

How Many Votes Do I Have?

Each share of Alloy common stock that you own entitles you to one vote.

How Do I Vote By Proxy?

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Co., or you have stock certificates, you may vote by completing and mailing the enclosed proxy card in the envelope provided. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide your bank, broker or other nominee with instructions regarding how to vote your shares, and you will receive directions from your bank, broker or other nominee explaining how to provide such nominee with your voting instructions.

How Does the Board of Directors Recommend that I Vote on the Proposals?

If you properly fill in your proxy card and send it to us in time to vote, your “proxies,” Gary J. Yusko, our Chief Financial Officer, and/or Gina R. DiGioia, our Corporate Secretary and Chief Legal Officer, will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxies will vote your shares as recommended by the Board of Directors as follows:

•	“FOR” the election of the three nominees for director;

•	“FOR” ratification of the appointment of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending January 31, 2008; and

•	“FOR” adoption of the Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan (the “Proposed 2007 Plan”).

If any other matter is presented at the Annual Meeting, your proxies will vote in accordance with their best judgment. As of the date of this Proxy Statement, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

This Proxy Statement and the accompanying proxy card are being mailed on or about May 14, 2007 to all shareholders entitled to notice of, and to vote at, the Annual Meeting.

We are mailing our Fiscal 2006 Annual Report with this Proxy Statement, but the Fiscal 2006 Annual Report does not constitute a part of this Proxy Statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following three ways:

•	you may send in another proxy with a later date;

•	you may notify our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy;

•	you may vote in person at the Annual Meeting. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it; or

•	if your shares are held in street name, as instructed by your broker.

What if I Receive More than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

How Do I Vote in Person?

If you attend the Annual Meeting and plan to vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on April 23, 2007, the record date for voting.

What is the Effect of Broker Non-Votes?

If your broker holds your shares in its name, the broker will be entitled to vote your shares on Proposals 1 and 2, even if it does not receive instructions from you. However, your broker will not be entitled to vote your shares on Proposal 3 if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your votes will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”. Abstentions from voting will not be counted for purposes of tabulating the votes cast. As to Proposals 1, 2 and 3, broker non-votes are not deemed to be present and represented and are not entitled to vote, and therefore will have no effect on the outcome of the vote.

What Vote is Required to Approve Each Proposal?

Proposal 1: Elect Three Directors

The three nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Ratify Selection of Independent Registered Public Accountants

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the selection of independent registered public accountants. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our shareholders to select our independent registered public accountants. However, if our shareholders do not ratify the selection of BDO Seidman, LLP as our independent registered public accountants for the fiscal year ending January 31, 2008, our Audit Committee of our Board of Directors will reconsider its selection.

Proposal 3: Approval of the Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to adopt the Proposed 2007 Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. Therefore, any shares not voted by a customer will be treated as a broker non-vote, and such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We let only our Inspector of Elections (American Stock Transfer & Trust Co.) examine these documents. Management will not know how you voted unless such disclosure is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will not pay these employees and directors any additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have retained the proxy-soliciting firm of MacKenzie Partners, Inc. to assist us with determining the viability of the Proposed 2007 Plan and its value to our shareholders, as well as soliciting votes from our shareholders in favor of such plan, at a cost of $5,000.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. Votes of shareholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes will be counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission (the “SEC”) adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of the Fiscal 2006 Annual Report and Proxy Statement to any household at which two or more of our shareholders reside, if your broker or we believe that the shareholders are members of the same family. This practice, referred to as “householding”, benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, Proxy Statement and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded”, the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household receives a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Co., by calling its toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of Alloy’s annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Alloy shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your Alloy shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Co., and inform it of your request by calling it at 1-800-937-5449 or writing it at American Stock Transfer & Trust Co., 6201 15th Avenue, 2nd Floor, Brooklyn, NY 11219.

•

If a broker or other nominee holds your Alloy shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage and your account number.

How Do I Obtain an Annual Report on Form 10-K?

If you would like a copy of our Fiscal 2006 Annual Report on Form 10-K, which we filed with the SEC on April 2, 2007, we will send you one without charge. Please write to:

Investor Relations

Alloy, Inc.

151 West 26th Street

New York, NY 10001

Our Form 10-K also is available through the Investor Relations section of our website at www.alloymarketing.com. You can also find a copy of our Fiscal 2006 Annual Report on the Internet through the SEC’s electronic data system at www.sec.gov.

INFORMATION ABOUT ALLOY SECURITY OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 23, 2007 for: (a) each of our executive officers named in the Summary Compensation Table set forth elsewhere in this Proxy Statement; (b) each of our directors; (c) all of our current directors, director nominees and executive officers as a group; and (d) each shareholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except where indicated in the footnotes below, the address for each director and executive officer listed is: c/o Alloy, Inc., 151 West 26th Street, 11th Floor, New York, New York 10001. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 23, 2007 pursuant to the exercise of options or warrants or conversion of convertible securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by such shareholders. Percentage of ownership is based on 13,828,857 shares of common stock outstanding on April 23, 2007 (excluding treasury stock):

	SHARES BENEFICIALLY OWNED
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned
Matthew C. Diamond	448,967	(1)	3.3%
James K. Johnson, Jr.	435,215	(1)	3.2%
Gary J. Yusko	31,427	(2)	*
Gina R. DiGioia	30,804	(3)	*
Robert L. Bell	68,334	(4)	*
Peter M. Graham	70,511	(5)	*
Samuel A. Gradess	278,070		2.0%
Edward A. Monnier	15,796	(6)	*
Anthony N. Fiore	31,609	(7)	*
Jeffrey Hollender	12,296	(8)	*
Richard E. Perlman	5,685	(9)	*
Gilder, Gagnon, Howe & Co. LLC	988,669	(10)	7.2%
Loomis Sayles & Co., L.P.	911,625	(11)	6.6%
Potomac Capital Management LLC	871,358	(12)	6.3%
RGM Capital, LLC	801,539	(13)	5.8%
Magnetar Capital Partners LP	721,068	(14)	5.2%
Brightpoint Capital Advisors, LLC	696,800	(15)	5.0%
All current directors and executive officers (11 persons) as a group	1,428,714	(16)	10.3%

*	Represents beneficial ownership of less than one percent of the issued and outstanding common stock on April 23, 2007.
(1)	Includes: (i) 99,342 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (ii) 62,500 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of April 23, 2007.

(2)	Includes: (i) 11,093 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (ii) 18,334 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of April 23, 2007.
(3)	Includes: (i) 7,649 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (ii) 19,873 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of April 23, 2007.
(4)	Includes: (i) 3,376 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (ii) 61,750 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of April 23, 2007.
(5)	Includes: (i) 18,465 shares held by The Peter Graham Money Purchase Plan & Trust; (ii) 8,328 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (iii) 27,187 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of April 23, 2007.
(6)	Includes: (i) 8,328 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (ii) 3,437 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of April 23, 2007.
(7)	Includes: (i) 8,078 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (ii) 937 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of April 23, 2007.
(8)	Includes: (i) 8,078 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (ii) 937 shares that may be acquired pursuant to stock options that are or will become exercisable within 60 days of April 23, 2007.
(9)	Includes 5,685 shares of restricted stock, which are subject to rights of repurchase by the Company in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company.
(10)	The information in this table is based on a filing on Schedule 13G/A filed with the SEC on February 14, 2007. Gilder, Gagnon, Howe & Co. LLC is located at 1775 Broadway, 26th Floor, New York, New York 10019.
(11)	The information in this table is based on a filing on Schedule 13G/A filed with the SEC on February 14, 2007. Loomis Sayles & Co., L.P. is located at One Financial Center, Boston, Massachusetts 02111.
(12)	The information in this table is based on a filing on Schedule 13G filed with the SEC on April 19, 2007. Potomac Capital Management, LLC is located at 825 Third Avenue, 33rd Floor, New York, New York 10022.
(13)	The information in this table is based on a filing on Schedule 13D filed with the SEC on December 8, 2006. RGM Capital, LLC is located at 6621 Willow Park Drive Suite One, Naples, Florida 34109.
(14)	The information in this table is based on a filing on Schedule 13G filed with the SEC on February 14, 2007. Magnetar Capital Partners LP is located at 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201.
(15)	The information in this table is based on a filing on Schedule 13G filed with the SEC on April 13, 2007. Brightpoint Capital Advisors, LLC is located at 1001 Brickell Bay Drive, 27th Floor, Miami, Florida 33131.
(16)	Includes an aggregate of: (i) 259,389 shares of restricted stock, which are subject to rights of repurchase by us in certain circumstances as outlined in restricted stock agreements executed by the grantee and the Company; and (ii) 257,455 shares that may be acquired pursuant to stock options that are or will become exercisable by our current named executive officers or directors within 60 days of April 23, 2007.

MANAGEMENT AND CORPORATE GOVERNANCE MATTERS

The Board Of Directors

Our Restated Certificate of Incorporation, as amended, and Amended and Restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term. Our Board of Directors currently consists of eight members, classified into three classes as follows: (1) Samuel A. Gradess, Edward A. Monnier and Jeffrey Hollender constitute a class with a term ending at the 2007 Annual Meeting; (2) Matthew C. Diamond, James K. Johnson, Jr. and Richard E. Perlman constitute a class with a term ending at the 2008 Annual Meeting; and (3) Peter M. Graham and Anthony N. Fiore constitute a class with a term ending at the 2009 Annual Meeting.

Based upon a review by the Board of Directors of all relevant information, the Board of Directors has determined that Peter M. Graham, Edward A. Monnier, Anthony N. Fiore, Jeffrey Hollender and Richard E. Perlman are not officers or employees of Alloy and none of such persons has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of them is an “independent director” as that term is defined under Rule 4200(a)(15) of the NASDAQ Marketplace Rules, and is “independent” as that term is defined in the applicable rules and regulations promulgated by the SEC.

On June 15, 2006, the Company received a letter from the staff of the NASDAQ Stock Market, Inc. indicating that the Company no longer met the independent director requirements for continued listing on NASDAQ under Marketplace Rule 4350(c)(1), which requires the Company to maintain a majority of independent directors on its Board of Directors. The NASDAQ staff reached this conclusion following a review of the fees paid to MLF Investments, LLC ("MLF"), of which Matthew L. Feshbach, one of the Company’s directors at that time, was a control person, in connection with MLF’s agreement to backstop a rights offering conducted by dELiA*s, Inc. following the Company’s spinoff of dELiA*s, Inc. in December 2005 and the warrants that dELiA*s, Inc. issued to MLF in connection with such backstop agreement. The appointment of Richard E. Perlman to the Board of Directors on September 22, 2006 brought the Company into compliance with Marketplace Rule 4350(c)(1).

On April 12, 2007, based upon the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, the Board nominated Samuel A. Gradess, Edward A. Monnier and Jeffrey Hollender for election at the Annual Meeting for a term of three years to serve until the 2010 Annual Meeting of Shareholders and until their respective successors have been elected and qualified.

Certain information about our directors and director nominees, including their positions on standing committees of the Board of Directors, are set forth below:

Name of Director	Age	Audit	Compensation	Administration	Corporate Governance & Nominating
Non-Employee Directors
Peter M. Graham (1)	52	Chair	Chair	—	Member
Edward A. Monnier (2)	43	Member	Member	—	Chair
Anthony N. Fiore (3)	65	Member	Member	—	—
Jeffrey Hollender (4)	52	—	—	—	Member
Richard E. Perlman (5)	60	Member	—	—	—
Samuel A. Gradess (6)	41	—	—	—	—
Employee Directors
Matthew C. Diamond (7)	38	—	—	Member	—
James K. Johnson, Jr. (8)	40	—	—	Member	—
Former Directors
Matthew L. Feshbach (9)	53	—	*	—	—
Number of Meetings in Fiscal 2006		7	1	10	2
Number of Actions By Unanimous Written Consent in Fiscal 2006		2	2	3	1

*	Former Committee Member; resigned from the Committee in June 2006 and from the Alloy Board of Directors in December 2006.
(1)	Peter M. Graham has served as one of our directors since November 1998. From 1994 through December 2004, he held various positions with Ladenburg Thalmann Group Inc., an investment banking organization, including Principal, President, Vice Chairman and Managing Director of its principal subsidiary, Ladenburg Thalmann & Co. Inc. Mr. Graham joined Ladenburg Thalmann & Co. Inc. in 1976 after having attended the Wharton School of Business at the University of Pennsylvania. Mr. Graham serves as Chairman of the Board of Seventh Generation, Inc., a privately held consumer products company.
(2)	Edward A. Monnier has served as one of our directors since March 2001. He is a principal of Corridor Capital, LLC, a private equity firm. Previously, Mr. Monnier held various positions with Liberty Media Corporation subsidiaries from October 1999 until November 2004, including Vice President of Corporate Development & Strategy with Liberty Broadband Interactive Television, a wholly owned subsidiary of Liberty Media Corporation. From June 1997 until October 1999, Mr. Monnier served as a strategy and mergers and acquisitions consultant for LEK Consulting. Mr. Monnier received a B.A. in Anthropology and in Philosophy, both from Emory University in 1989, and a MBA from the Wharton School of Business at the University of Pennsylvania in 1996.
(3)	Anthony N. Fiore joined our Board of Directors in June 2004. Mr. Fiore was one of the founders of MarketSource Corporation, a leading marketing services company that developed and implemented award-winning programs in high schools, universities and major retail venues. He was the Executive Vice President in charge of strategic planning, sales and marketing from January 1999 through August 2004. Mr. Fiore retired from MarketSource in August 2004 after 24 years of service. He also was a board member of the Promotion Marketing Association and held executive marketing positions with Warner Lambert and American Express. Mr. Fiore holds a B.S. from Wagner College and a MBA in Finance from Pace University.

(4)	Jeffrey Hollender has served as a director since August 2004. Since 1998, he has held the position of President and Chief Executive Officer of Seventh Generation, Inc., a privately held consumer products company. From 1979 through 1987, he was President of Warner Audio Publishing, a division of Time Warner. Mr. Hollender attended Hampshire College.
(5)	Richard E. Perlman has served as a director since September 2006. Mr. Perlman is Chairman of TurboChef Technologies, Inc., a publicly traded company that develops and manufactures speed-cooking solutions. He was formerly chairman of PracticeWorks, Inc. from March 2001 until its acquisition by The Eastman Kodak Company in October 2003. From January 1998 to March 2001, he served as chairman and treasurer of AMICAS, Inc. (formerly VitalWorks Inc.). Mr. Perlman is the founder of Compass Partners, L.L.C., a merchant banking and financial advisory firm specializing in corporate restructuring and middle market companies, and has served as its President since its inception in May 1995. From 1991 to 1995, he was Executive Vice President of Matthew Stuart & Co., Inc., an investment-banking firm. Mr. Perlman received a B.S. in Economics from the Wharton School of the University of Pennsylvania and a MBA from the Columbia University Graduate School of Business.
(6)	Samuel A. Gradess joined us in July 1996 and has been a director since that time. He was appointed Secretary and Director of Finance and Administration of Alloy in January 1997. Mr. Gradess served as our Chief Financial Officer from January 1999 through August 2004 and as our Executive Vice President from August 2004 through January 2006. Mr. Gradess received his B.A. in Economics from the University of Virginia in 1987.
(7)	Matthew C. Diamond founded Alloy together with Mr. Johnson in January 1996, and served as the Director of Marketing and Planning until January 1999. He has served as one of our directors since July 1996, was appointed Chief Executive Officer in January 1999 and was elected Chairman of the Board in April 1999. Mr. Diamond received his B.A. in International Studies and Economics from the University of North Carolina at Chapel Hill in 1991 and his MBA from the Harvard Graduate School of Business in 1996. Mr. Diamond is also a director of Genesco, Inc., a publicly traded company.
(8)	James K. Johnson, Jr. founded Alloy together with Mr. Diamond in January 1996 and has been a director since that time. He was appointed President of Alloy in January 1997 and Chief Operating Officer in January 1999. From August 2004 until March 2006, Mr. Johnson served as Alloy’s Chief Financial Officer. Mr. Johnson received his B.A. in History from Hamilton College in 1989.
(9)	Matthew L. Feshbach was designated to our Board of Directors in September 2004 and resigned from the Board effective December 19, 2006. He is the founder and Chairman of MLF Investments, an investment company based in Largo, Florida founded in 2001. In 1983, Mr. Feshbach co-founded Feshbach Brothers and was the Managing General Partner from 1983 through 1996. Mr. Feshbach serves as Chairman of the Board of Directors of dELiA*s, Inc., a publicly traded company.

Meetings of the Board of Directors and Committees

Meeting Attendance. During the fiscal year ended January 31, 2007, there were six meetings of our Board of Directors. Also, during this period, the Board of Directors acted by unanimous written consent pursuant to Delaware law on 11 occasions. All of our directors attended, either in person or via telephone, at least 75% or more of the total number of meetings of the Board during Fiscal 2006. During Fiscal 2006, the various standing committees of the Board of Directors met a total of 20 times and acted by unanimous written consent eight times. All of our directors attended, either in person or via telephone, at least 75% of the committee meetings held during Fiscal 2006 on which such director served as a member. In addition to regularly scheduled meetings, a number of directors were involved in numerous informal meetings with management, offering valuable advice and suggestions on a broad range of corporate matters. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each annual meeting of our shareholders. All members of our Board of Directors attended our 2006 annual shareholder meeting, either in person or telephonically.

Audit Committee. Our Audit Committee met seven times during Fiscal 2006 and took action by unanimous written consent twice pursuant to Delaware law during this period. This committee currently has four members: Peter M. Graham (Chairman), Edward A. Monnier, Anthony N. Fiore and Richard E. Perlman. Each of Messrs.

Graham, Monnier, Fiore and Perlman served on the committee during Fiscal 2006, with Mr. Perlman’s service commencing in October 2006. Our Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent registered public accountants, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent registered public accountants and our accounting practices. The Audit Committee operates pursuant to a written charter, which was adopted on April 5, 2000 and subsequently amended and restated, most recently on April 12, 2007. A copy of the Audit Committee’s written charter is publicly available on our website at www.alloymarketing.com in the corporate governance section of our Investor Relations pages.

All of the current members of the Audit Committee: (1) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the NASDAQ rules; (2) have not participated in the preparation of the financial statements of Alloy or any of its current subsidiaries at any time during the past three years; and (3) are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Our Board of Directors has determined that our Audit Committee has at least one member who qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The Board has determined that Peter M. Graham, based upon his experience, training and education, qualifies as an audit committee financial expert by virtue of the fact that he has (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) the ability to assess the general application of GAAP in connection with accounting for estimates, accruals and reserves; (c) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements as well as experience actively supervising one or more persons engaged in such activities; (d) an understanding of internal controls and procedures for financial reporting; and (e) an understanding of audit committee functions. The Board further determined that Mr. Graham is independent of management pursuant to applicable SEC rules and NASDAQ listing standards regarding the independence of board and audit committee members.

Compensation Committee. Our Compensation Committee met once during Fiscal 2006 and acted by unanimous written consent twice pursuant to Delaware law during this period. This committee currently has three members: Peter M. Graham (Chairman), Anthony N. Fiore and Edward A. Monnier. Each of Messrs. Graham, Fiore and Monnier served on the committee during Fiscal 2006. Mr. Monnier joined the Compensation Committee in June 2006 as a replacement for Matthew L. Feshbach, who served on the Compensation Committee until his resignation as a member of such committee in June 2006. Our Compensation Committee is authorized to make recommendations concerning salaries and incentive compensation for our employees and consultants, establish and approve salaries and incentive compensation for certain of our executive officers and administer our employee benefit and stock option plans. The Compensation Committee may by resolution passed by a majority of its committee members, designate one or more subcommittees to carry out its functions with each subcommittee consisting of one or more members of the Compensation Committee. Any such subcommittee, to the extent provided in the resolutions of the Committee and to the extent not limited by applicable law, may exercise all the powers and authority of the Compensation Committee. The Compensation Committee did not consult with any compensation consultant in determining Fiscal 2006 executive officer compensation. The Compensation Committee follows certain processes and procedures considering and determining executive and director compensation. In setting Fiscal 2006 executive officer compensation the Compensation Committee solicited recommendations from the Company’s Chief Executive Officer and its Chief Operating Officer and considered the various factors set forth in the “Compensation Discussion and Analysis” section of this Proxy Statement.

All members of the Compensation Committee qualify as an “independent director” as that term is defined under NASDAQ rules.

The Board of Directors adopted a Compensation Committee charter in May 2005, which charter was subsequently amended and restated, most recently on April 12, 2007. This charter is publicly available on our website at www.alloymarketing.com in the corporate governance section of our Investor Relations pages. Pursuant to the charter, if all of the members of our Compensation Committee do not qualify as “non-employee” directors as such term is defined by Rule 16b-3(b)(3) of the Exchange Act, then grants of options and restricted stock to our executive officers and directors shall be made by the full Board of Directors or a sub-committee of the Compensation Committee comprised of at least two members who qualify as “non-employee” directors. Due to the affiliation between Peter M. Graham and Seventh Generation, Inc., a company to which we provide certain media and marketing services, disclosed in this Proxy Statement under “Certain Relationships and Related Transactions”, Mr. Graham did not qualify during Fiscal 2006 as a “non-employee” director. Accordingly, all matters related to executive officer compensation were approved by the full Board of Directors during Fiscal 2006.

Please also see the Report of the Compensation Committee set forth elsewhere in this Proxy Statement.

Administration Committee. Our Administration Committee met ten times during Fiscal 2006 and acted by unanimous written consent pursuant to Delaware law on three occasions during this period. During Fiscal 2006, the Committee had two members, Matthew C. Diamond and James K. Johnson, Jr., each of whom served as an executive officer of the Company during said year. The Compensation Committee has delegated authority to the Administration Committee to make option grants subject to certain thresholds, except for grants to executive officers and directors. During Fiscal 2006, any grant made by the Administration Committee pursuant to the power granted to it by the Board of Directors required the approval of the Compensation Committee if the grant: (i) was for more than 6,250 shares to any single grantee; (ii) would, when combined with all other grants made during the fiscal quarter in which it was made, result in aggregate grants for more than 100,000 shares during such fiscal quarter, net of option cancellations and expirations during such fiscal quarter; or (iii) was to an executive officer or director of the Company. The Board of Directors has also delegated authority to the Administration Committee to approve acquisitions involving up to an aggregate of $10,000,000 of acquisition consideration within any three-month period.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee (the “Nominating Committee”) met twice during Fiscal 2006 and acted by unanimous written consent pursuant to Delaware law on one occasion during this period. Our Nominating Committee was formed on May 21, 2004 and is comprised of Peter M. Graham, Edward A. Monnier and Jeffrey Hollender, all of whom have been found by the Board of Directors to be an “independent director” as that term is defined under NASDAQ rules. Each of Messrs. Graham, Monnier and Hollender served on the Nominating Committee during Fiscal 2006. Mr. Monnier has been designated Chairman of the Nominating Committee, which operates pursuant to a written charter adopted on May 21, 2004, and subsequently amended and restated on April 12, 2007. The charter outlines the Board’s policies regarding the consideration of director candidates recommended by shareholders and director candidate qualifications. This charter is publicly available on our website at www.alloymarketing.com in the corporate governance section of our Investor Relations pages.

The Nominating Committee is responsible for, among other things: (i) reviewing the appropriate size, function and needs of the Board of Directors; (ii) developing the Board’s policy regarding tenure and retirement of directors; (iii) establishing criteria for evaluating and selecting new members of the Board, subject to Board approval thereof; (iv) identifying and recommending to the Board for approval individuals qualified to become members of the Board of Directors, consistent with criteria established by the Committee and the Board; (v) overseeing the evaluation of management and the Board; and (vi) monitoring and making recommendations to the Board on matters relating to corporate governance. For all potential candidates, the Nominating Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the shareholders. In general, persons recommended by shareholders will be considered on the same basis as candidates from other sources. If a shareholder wishes to nominate a candidate to be considered for election as a director at the 2008 Annual Meeting of Shareholders using the procedures set forth in our By-laws, it must follow the procedures described in “Certain Matters Pertaining to Shareholder Business and Nominations.” If a shareholder wishes to propose a candidate for consideration as a nominee by the Nominating Committee, the recommending shareholder or group of shareholders must have held at least 5% of our voting common stock for at least one year as of the date the recommendation is made. For each annual meeting of shareholders, the Nominating Committee will accept for consideration only one recommendation from any individual shareholder or “affiliated group of shareholders” constituting a group under SEC Regulation 13D. The Nominating Committee must receive nominating recommendations for an annual meeting of shareholders no later than the close of business on the 45th calendar day, nor earlier than the close of business on the 75th calendar day, prior to the first anniversary of the mailing date of the Proxy Statement for the prior annual meeting of shareholders. In the event that the date of the annual meeting of shareholders for the current year is more than 30 days before or more than 60 days following the first anniversary date of the annual meeting of shareholders for the prior year, or if an annual meeting was not held in the preceding year, the submission of a recommendation will be considered timely if it is submitted by the later of: (i) the close of business on the 90th day prior to the date of the annual meeting of shareholders for the current year or (ii) the close of business on the 10th day following the day on which public announcement of the date of such annual meeting of shareholders is first made by us.

The Nominating Committee will consider all shareholder recommendations for candidates for the Board, which should be sent to: The Corporate Governance and Nominating Committee, c/o Gina R. DiGioia, Secretary, Alloy, Inc., 151 West 26th Street, New York, NY 10001. The Nominating Committee has established certain qualifications, qualities and skills for director candidates, which are set forth in Appendix A of the Nominating Committee charter. The Nominating Committee screens all candidates in the same manner regardless of whether suggested by shareholders, current directors, company officers, employees and others. The Nominating Committee’s review is typically based on written materials provided with respect to the candidate, as further set forth in Appendix B to the Nominating Committee charter. The Nominating Committee will consider all recommendations submitted by shareholders in the same manner and under the same process as any other recommendations submitted from other sources, following which it will select candidates to be recommended for nomination to the Board according to the requirements and qualification criteria established by the Nominating Committee set forth in the Nominating Committee charter. However, the Nominating Committee is under no obligation to recommend any candidate for nomination.

Compensation Committee Interlocks And Insider Participation. Peter M. Graham, Anthony N. Fiore and Edward A. Monnier constitute our Compensation Committee, with Mr. Graham serving as the committee chairman. Each of Messrs. Graham, Fiore and Monnier served on the committee during Fiscal 2006. Mr. Monnier joined the Compensation Committee in June 2006 as a replacement for Matthew L. Feshbach, who served on the Compensation Committee until his resignation as a member of such committee in June 2006. None of them has ever been an employee of the Company. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Codes of Business Conduct and Ethics

We have adopted a Code of Business Conduct, applicable to all employees, as well a Code of Ethics for Principal Executive Officers and Senior Financial Officers within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to our principal executive officers and senior financial officers, including our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer and Chief Technology Officer, and others performing similar functions. The Code of Ethics and the Code of Business Conduct each are publicly available on our website at www.alloymarketing.com in the corporate governance section of the Investor Relations pages. If we make substantive amendments to the Code of Ethics or the provisions of the Code of Business Conduct that are applicable to our principal executive or financial officers, or grant any waiver, including any implicit waiver of any provision of the codes as applicable to our principal executive or financial officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the NASDAQ rules.

Communicating with Our Directors

We have adopted a policy regarding shareholder communications with directors. Pursuant to that policy, shareholders who wish to communicate with our Board of Directors or with specified members of our Board of Directors should do so by sending any communication to Alloy, Inc. Board of Directors, c/o Chief Legal Officer, 151 W. 26th Street, New York, NY 10001, or by sending an email to shareholderinfo@alloy.com.

Any such communication should state the name and address of, and the number of shares beneficially owned by, the shareholder making the communication. The Chief Legal Officer will forward such communication to the full Board of Directors or to any individual member or members of the Board of Directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Chief Legal Officer has the authority to discard the communication or take appropriate legal action regarding the communication.

Executive Officers

The following table sets forth certain information regarding our executive officers that are not also directors. We have employment agreements with our Chief Executive Officer and Chairman and our Chief Operating Officer. Although all other executive officers are at-will employees, some have certain rights upon the occurrence of certain events, such as termination without cause. Please see the Compensation Discussion and Analysis section of this Proxy Statement, which outlines such rights.

Name	Age	Position
Robert L. Bell(1)	57	Chief Technology Officer
Gina R. DiGioia(2)	36	Chief Legal Officer and Corporate Secretary
Gary J. Yusko(3)	52	Chief Financial Officer
(1)	Robert L. Bell joined us in July 2000 as Chief Technology Officer. From 1998 through 2000, Mr. Bell served as Vice President of Customer Development at Edifice Information Management Systems. Mr. Bell received a B.S. from Denison University in Granville, Ohio in 1971 and a MS-AP from the Stevens Institute of Technology in 1978.
(2)	Gina R. DiGioia joined us in April 2001 as the Vice-President, General Counsel. In 2004, she was recognized by the Board of Directors as our Chief Legal Officer and was also appointed our Corporate Secretary. From 1997 to 2001, Ms. DiGioia was a senior associate of the law firm Grant, Herrmann, Schwartz & Klinger, LLP. She received a B.A. in International Studies from American University in 1991 and a J.D. from the State University of New York at Buffalo School of Law in 1996.
(3)	Gary J. Yusko joined us in March 2006 as Chief Financial Officer. From 1985 through 2006, Mr. Yusko held various corporate finance positions with Westwood One, Inc., most recently serving as Executive Vice President of Financial Operations. Mr. Yusko received a B.A. in business administration from Cleveland State University in 1977.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Overview

The philosophy we embrace in our executive officer compensation program is the same that we apply to our managers, namely an entrepreneurial philosophy. In determining both executive officer and senior management Fiscal 2006 compensation, while we considered a variety of factors, such as our financial and operational performance and improvement as well as each person’s contributions toward that performance, primary weight was given to our EBITDA (i.e., earnings before interest, taxes, depreciation and amortization), free cash flow and year-over-year EBITDA improvement. We believe emphasizing such profit-related goals as a basis for compensation aligns the interests of our executive officers with those of our shareholders, as performance is evaluated in the framework of a strategic financial measurement that draws a parallel to long-term shareholder value. The compensation packages for each of our executive officers include both cash payments and equity-based grants, in the form of stock options and restricted stock. This combination of compensation elements is designed to reward recent results and motivate long-term performance. We believe the most important indicator of whether our compensation objectives are being met is our ability to motivate our executives to increase shareholder value and retain them on a cost-effective and productive basis.

Executive Officer Compensation Objectives

The Compensation Committee of our Board of Directors (the “Compensation Committee”) has primary responsibility for compensation matters relating to our five named executive officers identified in the Summary Compensation Table on page 21 of this Proxy Statement. To further the entrepreneurial philosophy described above, the Compensation Committee has designed the compensation programs for our executive officers with three primary objectives, namely to reward performance, align the executives’ interests with those of our shareholders and to encourage our executives to remain in our employ.

Toward our performance objective, we consider our overall financial and operational performance and each executive’s contributions to that performance, subject to specific measurements or goals that may be set forth in the executive’s employment agreement or offer letter with us, if any. The elements of our compensation program that help us achieve this objective are annual discretionary cash bonuses and stock based compensation, primarily in the form of restricted stock. The cash component serves as an immediate recognition of the executive’s performance while the stock based portion is designed to motivate the executive to continue to perform.

In furtherance of our alliance objective, we have designed compensation packages to motivate our executive officers to increase long-term shareholder value. The primary element of our compensation program aligning the interests of our shareholders with our executives is equity-based compensation in the form of options or restricted stock. Stock options which we issue are subject to vesting schedules and have value solely to the extent the price of our stock on the date of exercise exceeds the exercise price of the stock option, which is the closing price of our common stock as reported on the NASDAQ Global Market on the business day immediately preceding the date of grant. Consequently, stock option grants amount to an effective compensation element only if the value of our stock grows over the term of the grant. Restricted stock that we issue is subject to a vesting schedule whereby the value received by the employee is determined by our share price on the vesting date of such stock. Consequently, and similar to stock options, we believe that restricted stock grants are effective in aligning shareholder and executive interests as their value is directly tied to the value of our stock over the vesting schedule. The employee holding the stock options or restricted stock shares a downside risk or upside benefit with our shareholders. As such, we believe that stock option grants and restricted stock are effective tools to motivate our executives to increase shareholder value.

Toward our retention objective, we consider the competitive nature of the marketplace for skilled senior executives in our industry and geographic location (specifically, New York City) and the proliferation of nontraditional media companies. We attempt to design our compensation programs so that they serve as a deterrent to an executive officer in terminating his employment with us. The elements of our compensation program that help us achieve this objective are annual cash bonuses and stock based compensation, primarily in the form of restricted stock subject to vesting schedules. Cash serves to immediately recognize the individual executive’s contribution, while the stock based portion is designed to motivate the executive to remain with us, as the initial grant is based on the achievement of performance goals, but vesting is linked to continued employment.

Implementing our Objectives

In determining the amount of each compensation element payable to each executive officer, we do not adhere to strict formulae or automatically react to short-term changes in business performance in determining the amount or mix of compensation elements. While we consider competitive market compensation paid by other companies when setting our executive compensation, we do not attempt to maintain a certain target percentile within a peer group or otherwise rely on such data to determine executive compensation. We make a point to incorporate flexibility into our compensation programs and in the assessment process, so that we may respond to and adjust for conditions in the evolving business environment.

The specific compensation decisions made for each of our executive officers reflect our performance against key financial and operational measurements and take into account each officer’s individual contribution to that performance as well as his or her respective individual accomplishments. A more detailed analysis of our financial and operational performance is contained in the Management’s Discussion and Analysis section of our Form 10-K for Fiscal 2006 filed with the SEC.

Though the Compensation Committee gave our EBITDA, free cash flow and year-over-year EBITDA improvement primary weight in determining our executive officers’ compensation for Fiscal 2006, other factors considered include, without limitation:

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individual executive performance, including management efficiency, developing and maintaining the skills necessary to work in a high-growth company, recognizing and pursuing new business opportunities and initiating and implementing programs to enhance our growth and successes;

•	strategic Company objectives and activities, such as acquisitions, dispositions or joint ventures and expansion;

•	achieving specific operational goals for us or for a particular business unit under an executive officer’s management, such as improved productivity, reduction of costs, or increased margins;

•	leadership capabilities, such as the ability to motivate others and build a strong management team; and

•	demonstration of Company values in an effort to promote a culture of excellence and integrity.

We do not consider existing ownership levels as a factor in grant determination, other than assuring that we did not exceed the maximum grant thresholds contained in our equity plans, if any.

The Compensation Committee met during the first quarter of the fiscal year ending January 31, 2008 (“Fiscal 2007”) to determine bonuses payable for services rendered during Fiscal 2006. In making its determination, the Compensation Committee solicited recommendations from the Chief Executive Officer and Chief Operating Officer regarding all executive officer compensation packages, including their own. As part of this process, evaluations were conducted for all executive officers addressing each executive’s Fiscal 2006 performance during the previous fiscal year and outlining general and specific objectives for the current fiscal year. The Compensation Committee works with Gina R. DiGioia, our Chief Legal Officer, in preparing the evaluations for Matthew C. Diamond, our Chief Executive Officer. James K. Johnson, Jr., our Chief Operating Officer, with input from Mr. Diamond, initially evaluates the performance of Gary J. Yusko, our Chief Financial Officer, Robert L. Bell, our Chief Technology Officer and Ms. DiGioia for review and approval by the Compensation Committee. The Compensation Committee then makes a recommendation to our full Board of Directors for its approval.

Our Compensation Committee typically evaluates the compensation packages of Matthew C. Diamond and James K. Johnson, Jr. in tandem, as both were part of our founding in 1996 and we consider them to be integral to our continued success. Nevertheless, the Compensation Committee also evaluated each of Messrs. Diamond and Johnson on his personal performance, with particular consideration as to his respective role, responsibilities and contribution to our overall success. The Compensation Committee evaluates each of the other executive officers individually based on the various factors set forth above.

As required by the rules of the NASDAQ Stock Market, Inc., the Compensation Committee conducted its discussions with respect to Mr. Diamond’s compensation without him present. The Compensation Committee also conducted its discussions with respect to the compensation of each of the other executive officers without such executives being present. We believe that compensation of all of our executive officers is consistent with our compensation philosophy and objectives.

We do not consult with compensation advisors on an annual basis. However, the Compensation Committee periodically retains an independent third party to review the compensation programs of our executive officers. For example, the Compensation Committee consulted with an advisor during the fiscal year ending January 31, 2004 (“Fiscal 2003”), prior to our entering into the employment agreements with our Chief Executive Officer and Chief Operating Officer. The Compensation Committee intends to retain an advisor during Fiscal 2007, for the primary purpose of assisting us in preparing updated employment agreements with our Chief Executive Officer and Chief Operating Officer.

Elements Used to Achieve Compensation Objectives

Our executive officer compensation packages primarily consist of three components: annual base salary; cash bonus; and equity-based compensation in the form of stock options and restricted stock.

Annual Cash Compensation.

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Base Salaries. Base salaries are set upon commencement of employment, taking into consideration the person’s position with us and the expertise that they bring to that position. Executive officer salaries are not automatically increased if the Compensation Committee believes other elements of compensation are more appropriate in light of our philosophy and stated objectives. We did not increase the base salaries for any of our executive officers for Fiscal 2007. Instead, the Compensation Committee deemed it more appropriate to emphasize incentive-based compensation instead of rigid salary increases in an effort to match executive compensation to productivity on an annual basis. This strategy is consistent with our primary intent of offering compensation that is contingent on the achievement of stated objectives.

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Bonuses. Annual cash bonuses are generally granted to each executive officer. However, the amounts of such bonuses are weighted based on our full-year financial results, compared with predetermined financial, strategic and operational goals established for the year, as well as our financial performance in prior periods. In determining Fiscal 2006 bonuses for each executive, the Compensation Committee gave the greatest weight to our Fiscal 2006 EBITDA and free cash flow performance. We also review objectives and goals set for each executive for the year and the executives’ role in their completion. Based on this review, the Compensation Committee has the discretion to determine the bonus, if any, payable to each individual executive, subject to certain guidelines in the executive’s employment agreement or offer letter with us.

Equity-Based Compensation. We make an initial equity grant to our executive officers upon the commencement of their employment with us, with the value of the grant depending upon the executive’s position and prior level of experience. Subject to the achievement of certain financial, operational, and individual objectives, we also make annual equity grants in order to retain, motivate, and align the interests of our executive officers with shareholders. The value of our annual equity-based compensation to executive officers is dependent upon the various factors listed above in the “Implementing Our Objectives” section of this Compensation Discussion and Analysis. Our equity-based compensation to executive officers takes the form of options and/or restricted stock, which grants are typically subject to annual vesting based on continued employment with us.

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Equity Grant Practices. We have an established policy whereby option grants are made only on the first business day of any given month; these options are granted with an exercise price equal to the closing price of our common stock as reported on the NASDAQ Global Market on the day immediately preceding the grant. Assuming our shareholders approve the Proposed 2007 Plan, as described elsewhere in this Proxy Statement, any options issued under this plan will be issued with an exercise price equal to our closing price on the date of grant. During the first quarter of Fiscal 2007, we adopted a policy regarding restricted stock grants issued to employees as part of their annual reviews, including executive officers and our other managers. Pursuant to this policy, the Compensation Committee determines the dollar value of such bonus, with the actual number of shares of restricted stock issuable based on the closing price of our common stock as of the last business day in March. For example, if the Board determines that an executive officer was deserving of $10,000 in restricted stock for Fiscal 2006 services, this would result in the issuance of 843 shares, which results from the division of such dollar amount ($10,000) by our March 30, 2007 closing price of $11.87. Also, as part of our equity grant practices, grants of both options and restricted stock are typically subject to vesting schedules up to seven years with vesting contingent upon continued employment with us and with such vesting dates tied to the equity grant date. For example, if a grant of shares of restricted stock was approved on April 2, 2007, our right of repurchase with respect to these shares would lapse annually on April 2nd in future years. We have adopted these policies primarily in an effort to increase our transparency to our shareholders regarding our equity grant practices and to ease administration of equity grants.

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Options. Option grants are typically subject to annual vesting schedules, ranging up to four years. Vesting is dependent upon continued employment with us and not on attainment of specific performance goals, although as specified in the “Potential Payments Upon Termination or Change-In-Control” section elsewhere in this Proxy Statement, in specific situations certain executives are entitled to accelerated vesting of their options. We did not expense stock option grants until our adoption of SFAS 123 in 2004 (“SFAS 123R”) beginning in Fiscal 2006. Gary J. Yusko, our Chief Financial Officer, was the only executive officer that received a stock option grant in Fiscal 2006; this grant was made in connection with the commencement of his employment with us.

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Restricted Stock. We also issue restricted stock as part of our equity-based compensation program. Commencing during Fiscal 2003, we began to transition the equity grant portion of our executive compensation program from options to restricted stock. Restricted stock awards are made in anticipation of contributions that will create value in us and are typically subject to a lapsing repurchase right by us over a period of time, normally three years, although in certain instances grants have been made subject to longer vesting schedules. Because the shares have a defined value at the time the restricted stock grants are made, restricted stock grants are often perceived as having more immediate value than stock options, as stock options are issued subject to an exercise price equal to the current market price, resulting in the perception that there is no immediate value associated with the grant. All of our executive officers received grants of restricted stock in Fiscal 2006. Please refer to the narrative following the Fiscal 2006 Grant of Plan Based Awards Table for more detail on the restricted stock grants made to our executive officers during Fiscal 2006.

Other Compensation. We also provide our executive officers with employee benefits that are available to all of our full-time employees, such as health insurance, paid personal time off and, beginning in Fiscal 2007, matching 401(k) contributions. Our matching 401(k) contributions began during the first quarter of Fiscal 2007 and are available to employees over the age of 21 who have completed 1000 hours of work during 12 months of consecutive employment with us. Our current match is 10% of the amount deferred by the employee, with a maximum match of the employee’s contribution up to 3%. 100% of the match amount is vested after four years of consecutive employment.

Deferred Compensation. We offer a deferred compensation arrangement to Robert L. Bell, our Chief Technology Officer. At Mr. Bell’s election, we defer payment of a portion of Mr. Bell’s annual salary and use this deferred amount to pay the premiums on certain life insurance policies owned by us that insure Mr. Bell’s life.

Employment and Severance Arrangements

The only executive officers with whom we have employment agreements are Matthew C. Diamond, our Chief Executive Officer, and James K. Johnson, Jr., our Chief Operating Officer. These agreements were executed in February 2004 for an initial term of three years and automatically renew for an additional year unless either the executive or we have provided notice of termination of at least 120 days prior to expiration of the then-current term; such agreements are currently in a renewal term.

Each of Messrs. Diamond and Johnson’s employment agreements require specified payments by us in the event of termination of their employment upon the occurrence of certain events, as set forth below:

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If we terminate them without “Cause” or if they terminate their respective employments for “Good Reason,” we are obligated to: (i) continue to pay them an amount equal to their then base salary for one year or until the end of the term, whichever is longer; (ii) pay to them a cash bonus equal to the amount of the cash bonus paid to them in the prior year; (iii) the amount of any bonus earned and accrued but not yet paid as of the date of termination, which amount shall include a pro rata portion of any bonus which would have been earned if such termination had not occurred; (iv) pay them a “gross up” amount to offset any excise tax to which their compensation may be subject; and (v) continue to provide them with any benefits that we provide to our senior executives generally for so long as we are obligated to continue payment of their base salary. In addition, in such events, all of the options granted to Messrs. Diamond and Johnson will accelerate and vest immediately and all of our repurchase rights with respect to restricted stock held by Messrs. Diamond and Johnson will lapse immediately. All options held by Messrs. Diamond and Johnson as of the date of this Proxy Statement are currently exercisable and each of them currently has 99,342 shares of restricted stock that would be subject to acceleration.

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If the terminations of Messrs. Diamond or Johnson are for “Cause” or without “Good Reason”, we have no obligation to pay them severance beyond their accrued base salary and prorated bonus up to the date of their termination.

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In the event of our “Change of Control”, all of the options granted to Messrs. Diamond and Johnson will accelerate and vest immediately and all of our repurchase rights with respect to restricted stock held by Messrs. Diamond and Johnson will lapse immediately.

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If either Mr. Diamond or Mr. Johnson’s employment is terminated as a result of death or disability they would receive: (i) three months’ base salary, payable at the rate in effect at the date of such termination for the period commencing on the date of such termination and ending three months following such date of termination; (ii) that portion of his annual base salary accrued prior to the date of termination that has not yet been paid; (iii) the amount of any bonus earned and accrued but not yet paid as of the date of termination, which amount shall include a pro rata portion of any bonus which would have been earned if such termination had not occurred; and (iv) any benefits that we provide to our senior executives for so long as we are obligated to continue payment of his base salary.

As defined in our employment agreements with each of Messrs. Diamond and Johnson:

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“Good Reason” shall mean the occurrence of any of the following: (i) assignment of any duties inconsistent in any material respect with his position (including status, offices, titles and reporting relationships) as contemplated by his employment agreement other than as a result of the sale, closure or spinoff of by us of one or more of our operating divisions or lines of business; (ii) any failure by us to comply in any material respect with the compensation elements of his employment agreement;

(iii) required relocation to a principal place of employment more than 50 miles from our offices at 151 West 26th Street in New York City; (iv) delivery by us of a non-renewal notice of the employment agreement; (v) failure by us to elect him to the positions set forth in his employment agreement; (vi) any purported termination by us of his employment, except as permitted by his employment agreement; or (vii) failure of any successor entity to us to assume his employment agreement.

•

“Cause” shall mean: (i) his conviction of a felony, either in connection with the performance of their obligations to us or which otherwise materially and adversely affects his ability to perform such obligations or materially and adversely affects our business activities, reputation, goodwill or image; (ii) the willful gross neglect or malfeasance by him in the performance of his duties; or (iii) his breach in any material respect of any applicable non-competition and confidentiality agreement with us, which breach is not cured within any applicable cure period.

•	“Disability” shall mean his inability to substantially perform their duties, with reasonable accommodation.

•

“Change of Control” shall mean the occurrence of any of the following events: (i) any person or entity becomes the beneficial owner of more than 50% of the voting power entitled to be cast at elections for our directors (“Voting Power”); (ii) a consolidation or merger, following which the holders of our equity securities immediately prior to such transaction are not the holders of more than 50% of the Voting Power of the entity surviving such transaction; (iii) the sale, lease, exchange or other transfer of all or substantially all of our assets; or (iv) our liquidation or dissolution or our ceasing to do business.

The remaining executive officers, namely, Robert L. Bell, our Chief Technology Officer, Gary J. Yusko, our Chief Financial Officer, and Gina R. DiGioia, our Chief Legal Officer are all at-will employees with whom we have executed offer letters. However, certain of these executive officers are entitled to severance or accelerated vesting of certain equity-based grants based upon the occurrence of specific events.

The offer letter we executed with Mr. Bell provides that we will pay him an amount equal to one year of his base salary upon termination without cause. Cause is not defined in his offer letter.

Pursuant to the offer letter we executed with Mr. Yusko, we agreed to pay him a severance payment equal to one year’s base salary if we terminate his employment without cause or if, following our change in control, his responsibilities are significantly reduced to the extent that he terminates his employment. Upon the occurrence of these events, any unvested options then owned by Mr. Yusko would immediately vest, and any restricted stock then held would continue to vest on its regular schedule. Mr. Yusko’s offer letter defines “cause” as: (i) willful failure, refusal or habitual neglect in carrying out or performing the reasonable duties required of him; (ii) conviction of a felony or a crime involving moral turpitude, either in connection with Mr. Yusko’s obligations to us or which otherwise shall adversely affect his ability to perform such obligations or shall materially adversely affect our business activities, reputation or goodwill; or (iii) breach of the terms of Mr. Yusko’s non-competition agreement with us. Mr. Yusko’s offer letter defines “change of control” as the occurrence of any of the following events: (i) any person or entity becomes the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then-outstanding voting securities pursuant to a transaction which our Board of Directors does not approve; or (ii) a merger or consolidation of us whereby at least 50% of the total voting power is transferred.

We believe that our policies on employment, termination and change of control arrangements help retain our executives by subjecting them to forfeiture of significant elements of compensation that they have accrued over their careers with us, if they leave our employ absent a change of control, cause or good reason.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to our executive officers. The Compensation Committee has considered the requirements of Section 162(m) and its related regulations and does not believe that Section 162(m) will have an effect on us for Fiscal 2006, given that no individual executive officer’s compensation exceeded $1 million. However, as a result of the granting of restricted stock to executive officers that does not vest based on achieving performance targets, Section 162(m) may affect us in future years.

Potential Impact on Compensation from Executive Misconduct

If the Board determines that an executive officer has breached one or more of our policies, including our Code of Business Conduct or Code of Ethics, or engaged in any activity unbecoming of an executive officer of a publicly traded company, the Board would take action to remedy the misconduct, prevent its recurrence, and impose such discipline on the wrongdoer as would be appropriate. Discipline could vary depending on the facts and circumstances, and may include, without limitation, termination of employment, initiating breach of fiduciary duty action, or if the misconduct resulted in a significant restatement of our financial results, seeking reimbursement of any portion of performance-based or incentive compensation paid or granted to the executive that is greater than would have been paid or granted if calculated based on the restated financial results. These remedies would be in addition to, and not in lieu of, any actions imposed by law enforcement agencies, regulators or other authorities.

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the total compensation payable for services performed during Fiscal 2006 to our Chief Executive Officer and our four next most highly compensated executive officers whose total compensation exceeded $100,000 during Fiscal 2006. No other executive officer earned greater than $100,000 in Fiscal 2006.

Fiscal 2006 Summary Compensation Table

Name and Principal Position	Salary($)		Bonus($)(1)	Stock Awards($)(2)	Option Awards($)(2)	All Other Compensation($)		Total
Matthew C. Diamond	$420,000		$400,000	$189,821	—	—		$1,009,821
Chief Executive Officer
Gary J. Yusko	$218,731	(3)	$75,000	$10,554	$114,665	—		$418,950
Chief Financial Officer
James K. Johnson, Jr.	$420,000		$400,000	$189,821	—	—		$1,009,821
Chief Operating Officer
Robert L. Bell	$402,000	(4)	$15,000	$8,333	—	$23,100	(5)	$448,433
Chief Technology Officer
Gina R. DiGioia	$200,000		$30,000	$24,508	—	—		$254,508
Chief Legal Officer

(1)	Represents a cash bonus for performance during Fiscal 2006, which was paid in Fiscal 2007.
(2)	Amounts shown reflect the dollar amounts of compensation cost for equity-based compensation recognized for each of the named executives for financial statement reporting purposes for Fiscal 2006, in accordance with FAS 123R. For additional information regarding these calculations, refer to Note 3, Stock Based Compensation, of our consolidated financial statements in our Annual Report on Form 10-K for Fiscal 2006, as filed with the SEC on April 2, 2007. As certain of the awards have vesting conditions, their respective costs are recognized over multiple years. Consequently, the amounts shown reflect the Fiscal 2006 FAS 123R cost of such awards made during Fiscal 2006 and prior years. These amounts reflect our accounting for these awards and may not correspond to the actual value that may be recognized by the executive officer.
(3)	Mr. Yusko joined us as Chief Financial Officer on March 6, 2006. His annual base salary is $242,000.
(4)	Mr. Bell’s annual base salary was increased to $402,000 effective as of September 1, 2006.
(5)	Amount represents the dollar value of rent paid by us for an apartment used by Mr. Bell on a priority basis, the lease for which was assumed by Mr. Bell beginning September 1, 2006.

In connection with our spinoff of dELiA*s, Inc. in December 2005, those executive officers in our employ at the time of the spinoff: (i) received one option to purchase dELiA*s, Inc. common stock for every two options to purchase our common stock held by such executive officer upon the completion of the spinoff; and (ii) were granted one share of dELiA*s, Inc. restricted stock for every two shares of our restricted stock held by such executive officer on the completion of the spinoff. The values of such options and restricted stock are not reflected in the Fiscal 2006 Summary Compensation table above.

Fiscal 2006 Grants of Plan-Based Awards Table

The following table shows information regarding grants of equity awards that we made during Fiscal 2006 to each of our executive officers named in the Summary Compensation Table:

Name	Grant Date	Stock Awards - Number of Shares of Stock		Option Awards - Number of Securities Underlying Options (#)		Exercise Price of Option Awards($)		Closing Market Price on Date of Grant of Option Awards($)	Grant Date Fair Value of Stock and Option Awards($)(1)
Matthew C. Diamond	April 19, 2006	96,749	(2)						$1,249,997
Gary J. Yusko	March 6, 2006			55,000	(3)	$13.21	(4)	$13.18	$380,589
	June 12, 2006	4,775	(5)						$49,994
James K. Johnson, Jr.	April 19, 2006	96,749	(2)						$1,249,997
Robert L. Bell	March 14, 2006	2,039	(2)						$24,998
Gina R. DiGioia	March 14, 2006	2,447	(2)						$30,000
	June 12, 2006	2,865	(2)						$29,997

(1)	In accordance with FAS 123R, the fair value of option grants is calculated on the date of grant using the Black-Scholes option-pricing model with certain weighted-average assumptions. For additional information regarding these assumptions, refer to the Stock Options section of Note 3, Stock Based Compensation, on page 49 of our consolidated financial statements in our Annual Report on Form 10-K for Fiscal 2006, as filed with the SEC on April 2, 2007. The grant date fair value of restricted stock grants is calculated by multiplying the number of restricted shares granted by the closing price of our common stock on the day preceding grant and rounding to the nearest whole-dollar amount. These amounts reflect our anticipated accounting expense and may not correspond to the actual value that will be recognized by the named executives.
(2)	Number of shares of restricted stock granted to the executive officer during Fiscal 2006 for services rendered during the fiscal year ended January 31, 2006.
(3)	Number of stock options granted to Mr. Yusko when he joined us in March 2006.
(4)	Per share exercise price of the options granted, which is the closing price of our common stock on the business day immediately preceding the applicable grant date.
(5)	Number of shares of restricted stock granted during Fiscal 2006 for services rendered during Fiscal 2006.

The specific compensation decisions made for each of our named executives for Fiscal 2006 reflect our performance against key financial and operational measurements as well as various other factors as set forth in the “Implementing Our Objectives” section of the Compensation Discussion and Analysis elsewhere in this Proxy Statement. A more detailed analysis of our Fiscal 2006 financial and operational performance is contained in the Management’s Discussion and Analysis section of our 2006 Annual Report on Form 10-K filed with the SEC. These decisions are influenced by the successful completion of the objectives and goals set for each executive during the previous year.

Chief Executive Officer and Chief Operating Officer Compensation

In determining cash bonuses and long-term incentive awards for each of Matthew C. Diamond, our Chief Executive Officer, and James K. Johnson Jr., our Chief Operating Officer, for services rendered during Fiscal 2006, the Compensation Committee considered the factors outlined in the “Implementing Our Objectives” section of the Compensation Discussion and Analysis elsewhere in this Proxy Statement. Additionally, the Compensation Committee considered our improvement of our adjusted EBITDA and free cash flow from $17.3 million and $13.3 million, respectively, in the fiscal year ended January 31, 2006 (“Fiscal 2005”) to $19.0 million and $14.9 million, respectively, in Fiscal 2006. The Compensation Committee also considered Messrs. Diamond and Johnson’s actions in evaluating and taking action toward implementing long-term and short-term strategic goals designed to improve our financial performance and valuation, as well as their efforts in attracting and retaining top level management, such as their roles in establishing an incentive compensation plan for senior managers which takes into consideration our three primary compensation objectives. Other specific factors included strategic acquisitions completed during Fiscal 2006, such as the acquisition of Sconex, our expanded offering of media and marketing products and services and increased marketplace recognition of the Alloy brand.

Although the Compensation Committee gave primary weight to the qualitative factors outlined above in determining the Fiscal 2006 bonuses for Messrs. Diamond and Johnson, they did consider the terms of their employment agreements with us, which provide for, among other things, certain target amounts, including a maximum cash bonus equal to 100% of their annual salaries and a maximum equity-based award equal to 200% of their annual salaries. Neither the cash bonus nor the equity-based award granted to Messrs. Diamond and Johnson for their Fiscal 2006 services exceeded the maximum targets set forth in their employment agreements. Also, while their employment agreements provide that two-thirds of the value of their annual equity award is to be in restricted stock and one-third in options, the Compensation Committee determined to grant all of their equity-based compensation in restricted stock. This was done to be consistent with our transition in issuing restricted stock as the form of equity compensation to executive officers in lieu of options.

Based on their performance, the Compensation Committee’s assessment of their contribution to the success of the above goals and their employment agreements, the Compensation Committee issued to each of them, in recognition of their performance during Fiscal 2006, a cash bonus in the amount of $400,000, which amount is equal to 95% of their respective annual base salaries, and a restricted stock bonus equal to $180,000, with the number of shares based on the March 30, 2007 closing price of our common stock of $11.87, consistent with our policy, resulting in the issuance of 15,164 shares each, subject to our right of repurchase in certain circumstances outlined in a restricted stock agreement between each of Messrs. Diamond and Johnson and us. Our right of repurchase with respect to these shares of restricted stock lapses with respect to 5,054 of the granted shares on April 5, 2008 and with respect to 5,055 of the granted shares on each of April 5, 2009 and 2010.

Chief Financial Officer Compensation

In determining a cash bonus and long-term incentive award for Gary J. Yusko for services rendered during Fiscal 2006, the Compensation Committee considered the factors outlined in the “Implementing Our Objectives” section of the Compensation Discussion and Analysis elsewhere in this Proxy Statement. Additionally, the Compensation Committee considered the attainment by Mr. Yusko of individual objectives and goals, particularly our overall profit improvement, as set forth in the offer letter between Mr. Yusko and us, the details of which letter are more fully set forth in the Compensation Discussion and Analysis elsewhere in this Proxy Statement. The Compensation Committee gave particular consideration to the improvement in our Adjusted EBITDA and free cash flow and our reduction of our outstanding debt by $67.9 million, causing the majority of our holders of convertible debt to convert early. The Compensation Committee also considered the grant of 4,775 shares of restricted stock issued to Mr. Yusko in June 2006 to acknowledge Mr. Yusko’s performance from his hire date through the date of such grant. Please refer to the Outstanding Equity Awards at Fiscal 2006 Year End table on page 25 of this Proxy Statement for more detailed information regarding this grant.

For the above stated reasons, the Compensation Committee saw fit that, in recognition of his performance during Fiscal 2006, Mr. Yusko be granted a cash bonus of $75,000 and $75,000 in shares of restricted stock, pursuant to the terms of his offer letter with us, which provides that any bonus granted to Mr. Yusko is payable 50% in cash and 50% in restricted stock. The number of shares granted to Mr. Yusko was based on our March 30, 2007 closing price of our common stock, consistent with our policy, resulting in the issuance of 6,318 shares, subject to our right of repurchase in certain circumstances outlined in a restricted stock agreement between Mr. Yusko and us. Our right of repurchase with respect to these shares of restricted stock lapses with respect to 2,106 of the granted shares on each of April 5, 2008, 2009 and 2010.

Chief Technology Officer Compensation

In determining a cash bonus and long-term incentive award for Robert L. Bell for services rendered during Fiscal 2006, the Compensation Committee considered the factors outlined in the “Implementing Our Objectives” section of the Compensation Discussion and Analysis elsewhere in this Proxy Statement. Additionally, the Compensation Committee considered Mr. Bell’s role in our overall development, expansion and improvement of our technology assets during Fiscal 2006, particularly his role in the development of www.uturf.com as a new college and university sponsored social networking site, which site is expected to launch officially by the second quarter of Fiscal 2007. The Compensation Committee also considered our offer letter with Mr. Bell, which provides for an annual bonus of up to 30% of his annual base salary, as well as the fact that Mr. Bell’s annual base salary was increased from $337,000 to $402,000 effective as of September 1, 2006, which increase was to reflect costs Mr. Bell incurred by personally assuming a lease for an apartment that we had previously paid for and which had been made available to him on a priority-use basis, consistent with the terms of his offer letter. The details of Mr. Bell’s offer letter are more fully set forth in the Compensation Discussion and Analysis elsewhere in this Proxy Statement. Mr. Bell personally assumed the lease effective September 1, 2006 and the Compensation Committee’s decision to increase his salary during Fiscal 2006 was predicated on covering the rent payable on the apartment and a gross-up of taxes.

For the above stated reasons, the Compensation Committee saw fit that, in recognition of Mr. Bell’s performance during Fiscal 2006, he be granted a cash bonus of $15,000 and $25,000 in shares of restricted stock, with the number of shares based on the March 30, 2007 closing price of our common stock, consistent with our policy, resulting in the issuance of 2,106 shares, subject to our right of repurchase in certain circumstances outlined in a restricted stock agreement between Mr. Bell and us. Our right of repurchase with respect to these shares of restricted stock lapses with respect to 702 of the granted shares on each of April 5, 2008, 2009 and 2010.

Chief Legal Officer Compensation

In determining a cash bonus and long-term incentive award for Gina R. DiGioia for services rendered during Fiscal 2006, the Compensation Committee considered the factors outlined in the “Implementing Our Objectives” section of the Compensation Discussion and Analysis elsewhere in this Proxy Statement. Additionally, the Compensation Committee considered Ms. DiGioia’s role in our overall development, expansion and improvement during Fiscal 2006, particularly our completion of our acquisition of Sconex in March 2006 and our reduction in legal-related expenditures. The Compensation Committee also considered the grant of 2,865 shares of restricted stock made to her in June 2006 as well as our offer letter with Ms. DiGioia, which provides for an annual bonus of up to 25% of her annual base salary.

For the above stated reasons, the Compensation Committee saw fit that Ms. DiGioia be granted a cash bonus of $30,000 and $30,000 in shares of restricted stock, with the number of shares based on our March 30, 2007 closing price of our common stock, consistent with our policy, resulting in the issuance of 2,527 shares, subject to our right of repurchase in certain circumstances outlined in a restricted stock agreement between Ms. DiGioia and us. Our right of repurchase with respect to these shares of restricted stock lapses with respect to 842 of the granted shares on each of April 5, 2008 and 2009 and with respect to 843 of the granted shares on April 5, 2010.

Outstanding Equity Awards at Fiscal 2006 Year-End

The following table shows all grants of stock options and grants of unvested restricted stock outstanding on January 31, 2007, the last day of Fiscal 2006, to each of our executive officers named in the Summary Compensation Table. All dollar values, excluding option exercise prices, are rounded to the nearest whole-dollar amount:

	Option Awards					Stock Awards
Name	Number Of Securities Underlying Unexercised Options Exercisable	Number Of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Matthew C. Diamond(1)	37,500	0		$13.28	April 18, 2011
	25,000	0		$24.92	October 18, 2011
						1,875	(2)	$22,256
						96,749	(3)	$1,148,411
Gary J. Yusko	0	55,000	(4)	$13.21	March 6, 2016
						4,775	(5)	$56,679
James K. Johnson, Jr.(1)	37,500	0		$13.28	April 18, 2011
	25,000	0		$24.92	October 18, 2011
						1,875	(2)	$22,256
						96,749	(3)	$1,148,411
Robert L. Bell(1)	28,125	0		$19.76	July 18, 2010
	3,625	0		$11.88	January 31, 2011
	8,750	0		$16.72	September 19, 2011
	7,500	0		$15.16	September 23, 2011
	5,000	0		$11.04	October 6, 2012
	4,687	1,563	(6)	$6.84	February 13, 2013
	2,500	625	(7)	$8.84	March 23, 2015
						2,039	(8)	$24,203
Gina R. DiGioia(1)	25,000	0		$13.32	April 2, 2011
	5,000	0		$19.08	November 12, 2011
	15,000	0		$16.60	April 10, 2012
	9,999	0		$6.84	February 13, 2013
	3,312	938	(9)	$9.12	May 1, 2013
	625	625	(10)	$5.84	September 29, 2014
	468	1,407	(11)	$7.64	June 1, 2015
						1,250	(12)	$14,837
						1,632	(13)	$19,372
						2,865	(14)	$34,008

(1)	In connection with our spinoff of dELiA*s, Inc. in December 2005, this executive officer: (i) received one option to purchase dELiA*s, Inc. common stock for every two options to purchase our common stock held by the executive officer upon the completion of the spinoff; and (ii) was granted one share of dELiA*s, Inc. restricted stock for every two shares of our restricted stock held by the executive officer upon the completion of the spinoff. Such options and restricted stock are not reflected in the chart above.

(2)	625 of the granted shares lapse on each of February 1, 2007, 2008 and 2009.
(3)	The Company’s right of repurchase lapsed with respect to 13,821 of the granted shares on February 1, 2007 and will lapse with respect to 13,821 of the granted shares on each of February 1, 2008, 2009, 2010 and 2011 and with respect to 13,822 of the granted shares on each of February 1, 2012 and 2013.
(4)	18,334 of the granted options vested on March 6, 2007 and will vest with respect to 18,333 of the granted options on each of March 6, 2008 and 2009.
(5)	The Company’s right of repurchase lapses with respect to 1,591 of the granted shares on June 12, 2007 and with respect to 1,592 of the granted shares on each of June 12, 2008 and 2009.
(6)	1,563 of the granted options vested on February 13, 2007.
(7)	625 of the granted options vested on March 24, 2007.
(8)	The Company’s right of repurchase lapsed with respect to 679 shares on February 1, 2007 and will lapse with respect to 680 shares on each of February 1, 2008 and 2009.
(9)	938 of the granted options vested on May 2, 2007.
(10)	312 of the granted options vested on April 1, 2007 and will vest with respect to 313 of the granted options of April 1, 2008.
(11)	469 of the granted options vest on each of June 1, 2007, 2008 and 2009.
(12)	The Company’s right of repurchase lapsed with respect to 625 shares on April 2, 2007 and will lapse with respect to 625 shares on April 2, 2008.
(13)	The Company’s right of repurchase lapsed with respect to 815 shares on February 1, 2007 and will lapse with respect to 816 shares on each of February 1, 2008 and 2009.
(14)	The Company’s right of repurchase lapses with respect to 955 shares on each of June 12, 2007, 2008 and 2009.

Option Exercises and Stock Vested in Fiscal 2006

The following table shows information regarding exercises of options to purchase our common stock and vesting of restricted stock awards held during Fiscal 2006 by our executive officers named in the Summary Compensation Table:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)(1)
Matthew C. Diamond	0	$0	625	(2)	$7,025
Gary J. Yusko	0	$0	0		$0
James K. Johnson, Jr.	0	$0	625	(2)	$7,025
Robert L. Bell	0	$0	0		$0
Gina R. DiGioia	0	$0	625	(3)	$8,381

(1)	Amounts shown in this column are rounded to the nearest whole-dollar amount and do not necessarily represent the actual value realized from the sale of the shares acquired upon lapsing of our rights to repurchase restricted stock because, in many cases, the shares are not sold upon such lapse but instead continue to be held by the executive officer. The value realized is calculated by multiplying the number of lapsed shares by the closing price of our common stock on the NASDAQ Global Market on the business day immediately preceding the vesting date.
(2)	625 shares vested on February 1, 2006.
(3)	625 shares vested on April 2, 2006.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Non-Qualified Deferred Compensation

The following table provides information with respect to the contributions, earnings, withdrawals and balances under our executive deferred compensation plan for our executive officers named in the Summary Compensation Table during Fiscal 2006.

Name	Executive Contributions in Last Fiscal Year($)	Registrant Contributions in Last Fiscal Year($)	Aggregate Earnings in Last Fiscal Year($)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)
Matthew C. Diamond	—	—	—	—	—
Gary J. Yusko	—	—	—	—	—
James K. Johnson, Jr.	—	—	—	—	—
Robert L. Bell	$100,000	$0	$117,633	$0	$547,225
Gina R. DiGioia	—	—	—	—	—

Potential Payments Upon Termination or Change-In-Control

As described in the Compensation Discussion and Analysis, certain of our executive officers have severance or change of control agreements with us. The information below describes and quantifies certain compensation that would become payable under existing plans and arrangements if the executive officer’s employment had terminated on January 31, 2007, the last day of our fiscal year, given the executive officer’s compensation and service levels as of such date and, if applicable, based on our closing stock price of $11.87 per share on that date. These benefits and payments are in addition to any benefits available generally to terminated employees, such as payment for accrued but unused paid time off.

Matthew C. Diamond and James K. Johnson, Jr. (Chief Executive Officer and Chief Operating Officer)

Pursuant to our employment agreements with Messrs. Diamond and Johnson:

•

If either of Mr. Diamond or Mr. Johnson had been terminated without “Cause” or resigned for “Good Reason” on January 31, 2007, he would have been entitled to $420,000, payable over the course of one year; $300,000, which represents a cash bonus equal to his Fiscal 2005 annual cash bonus; $400,000, the amount of his accrued but unpaid bonus for services rendered during Fiscal 2006; and acceleration of his lapsing rights as to 98,624 shares of restricted stock with a value of $1,170,667 on such date. Each of Messrs. Diamond and Johnson would have also been entitled to $1,198,742 as payment for “grossed-up” excise taxes for which they would be responsible.

•

If either of Mr. Diamond or Mr. Johnson had been terminated for “Cause” or resigned without “Good Reason” on January 31, 2007, he would have been entitled to $400,000, the amount of his accrued but unpaid bonus for services rendered during Fiscal 2006.

•

If either of Mr. Diamond or Mr. Johnson had been terminated or resigned as a result of a “change in control” on January 31, 2007, our rights to repurchase his restricted stock would have lapsed with respect to 98,624 shares, with a value of $1,170,667 on such date.

•

If either of Mr. Diamond or Mr. Johnson had been terminated as a result of death or disability on January 31, 2007, he would have been entitled to $105,000, payable over the course of three months, and $400,000, the amount of his accrued but unpaid bonus for services rendered during Fiscal 2006.

In addition, in connection with any termination, Mr. Diamond or Mr. Johnson would be entitled to any other benefits payable to other terminated senior executives so long as we are obligated to continue payment of their base salaries, such as health benefits.

Gary J. Yusko (Chief Financial Officer)

If we had terminated Mr. Yusko’s employment on January 31, 2007 without “cause” or there were a “change of control” of us, subsequent to which Mr. Yusko’s role or responsibilities are reduced to the extent that he elected to resign on that date, he would have been entitled to: (i) $242,000; and (ii) acceleration as to 55,000 options to purchase shares of our common stock, which would have resulted in no income, as the exercise price of such options exceeded the closing price of our common stock on such date. Additionally, 4,775 shares of restricted stock subject to rights of repurchase by us on that date would continue to lapse in accordance with the terms of a restricted stock agreement between Mr. Yusko and us.

Robert L. Bell (Chief Technology Officer)

If we had terminated Mr. Bell’s employment on January 31, 2007 without “cause” he would have been entitled to $402,000, payable over the course of one year.

Gina R. DiGioia (Chief Legal Officer)

Ms. DiGioia does not have any severance or change of control agreements with us.

Non-Employee Director Compensation for Fiscal 2006

The following table sets forth the total compensation paid or accrued during Fiscal 2006 by us to each of our non-employee directors who served during Fiscal 2006, rounded to the nearest whole-dollar amount:

Non-Employee Director Compensation Table

Name of Director	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)(2)	All Other Compensation($)		Total($)
Peter M. Graham(3)(4)	$101,000	$121,311	$4,798	$0		$227,109
Edward A. Monnier(3)(5)	$58,000	$39,304	$2,997	$0		$100,301
Anthony N. Fiore(3)(6)	$46,000	$32,644	$1,196	$0		$79,840
Jeffrey Hollender(5)(7)	$37,000	$32,644	$945	$0		$70,589
Richard E. Perlman(8)	$13,500	$2,267	$1,796	$0		$17,563
Samuel A. Gradess(3)(9)	$100,000	$0	$0	$6,371	(10)	$106,371
Former Directors
Matthew L. Feshbach(3)(11)	$24,000	$15,979	$1,964	$0		$41,943

(1)	Amount of compensation paid in cash for Board and committee service in Fiscal 2006. We also reimbursed each outside director reasonable expenses incurred by them in connection with their board services, such as hotel, transportation and telephone charges, which amounts are not reflected above.
(2)	Amounts shown reflect the dollar amounts of compensation cost for equity-based compensation recognized for each of the non-employee directors for financial statement reporting purposes for Fiscal 2006, in accordance with FAS 123R. For additional information regarding these calculations, refer to Note 3, Stock Based Compensation, of our consolidated financial statements in our Annual Report on Form 10-K for Fiscal 2006, as filed with the SEC on April 2, 2007. As certain of the awards have vesting conditions, their respective costs are recognized over multiple years. Consequently, the amounts shown reflect the Fiscal 2006 FAS 123R cost of such awards made during Fiscal 2006 and prior years. These amounts reflect our accounting expense for these awards and may not correspond to the actual value that may be recognized by the non-employee director.
(3)	In connection with our spinoff of dELiA*s, Inc. in December 2005, this director: (i) received one option to purchase dELiA*s, Inc. common stock for every two options to purchase our common stock held by the director upon the completion of the spinoff; and (ii) was granted one share of dELiA*s, Inc. restricted stock for every two shares of our restricted stock held by the director upon the completion of the spinoff. Such options and restricted stock are not reflected in the chart above.

(4)	As of January 31, 2007, Mr. Graham had: (i) options to purchase 27,500 shares of our common stock, of which 26,875 were exercisable; and (ii) 6,948 shares of restricted stock, which are subject to rights of repurchase by us in certain circumstances as outlined in restricted stock agreements executed by Mr. Graham and us.
(5)	As of January 31, 2007, Mr. Monnier had: (i) options to purchase 3,750 shares of our common stock, of which 3,125 were exercisable; and (ii) 6,498 shares of restricted stock, which are subject to rights of repurchase by us in certain circumstances as outlined in restricted stock agreements executed by Mr. Monnier and us.
(6)	As of January 31, 2007, Mr. Fiore had: (i) options to purchase 1,250 shares of our common stock, of which 625 were exercisable; and (ii) 6,248 shares of restricted stock, which are subject to rights of repurchase by us in certain circumstances as outlined in restricted stock agreements executed by Mr. Fiore and us.
(7)	As of January 31, 2007, Mr. Hollender had: (i) options to purchase 1,250 shares of our common stock, of which 625 were exercisable; and (ii) 6,248 shares of restricted stock, which are subject to rights of repurchase by us in certain circumstances as outlined in restricted stock agreements executed by Mr. Hollender and us.
(8)	Mr. Perlman was named to the Board on September 22, 2006. As of January 31, 2007, Mr. Perlman had: (i) options to purchase 1,250 shares of our common stock, of which none were exercisable; and (ii) 1,473 shares of restricted stock, which are subject to rights of repurchase by us in certain circumstances as outlined in a restricted stock agreement executed by Mr. Perlman and us.
(9)	Mr. Gradess, who served until February 1, 2006 as our Executive Vice President and who remains a director, in lieu of the compensation described herein payable to non-employee directors, receives $25,000 for each fiscal quarter during which he serves as a director without interruption. In addition, we pay on Mr. Gradess’ behalf any and all payments due in connection with his COBRA benefits until such time as Mr. Gradess makes alternative arrangements or his COBRA coverage expires on August 1, 2007. We also make available to Mr. Gradess an office and certain related office services.
(10)	Payments made on behalf of Mr. Gradess in connection with his COBRA benefits during Fiscal 2006. We also make available to Mr. Gradess an office and certain related office services, which values are not reflected above.
(11)	Mr. Feshbach resigned from the Board effective December 19, 2006.

Director Compensation Policy

The following is a description of the standard compensation arrangements under which our directors are compensated for their service as directors, including as members of the various committees of our Board of Directors:

Cash Compensation

For service on our Board of Directors, other than Samuel A. Gradess, each non-employee director, receives: (i) a quarterly retainer of $6,000; (ii) $1,000 for each meeting of the Board attended, whether in person or telephonically; (iii) $2,000 per quarter for each standing committee on which such member serves; and (iv) an additional $1,500 per quarter for each standing committee on which such member serves as chairman. In addition, the Board’s lead independent director receives $35,000 per fiscal year, which amount is payable quarterly in equal installments. We also reimburse all non-employee directors for their reasonable out-of-pocket expenses in connection with their service on the Board of Directors, such as travel, hotel and telephone charges.

In lieu of the compensation described above payable to non-employee directors, we pay Mr. Gradess $25,000 for each fiscal quarter during which he serves on the Board, payable following the end of such fiscal quarter. In addition, we pay on Mr. Gradess’ behalf any and all payments due in connection with the COBRA benefits to which he was entitled upon his resignation as our Executive Vice President on February 1, 2006 until the earlier of Mr. Gradess making alternative arrangements or his COBRA coverage expiring on August 1, 2007. We also make available to Mr. Gradess an office and certain office services.

Equity Compensation

In addition to the cash compensation described above, upon the appointment or initial election of a non-employee director, such director is granted an option to purchase 1,250 shares of our common stock. These options vest equally on each of the first four anniversaries of the grant date, provided that the recipient is still a non-employee of our Board of Directors at the opening of business on such date. Each option has a term of ten years and the exercise price for each option is equal to the closing price for the common stock on the business day immediately preceding the date of grant, as reported on the NASDAQ Global Market. During Fiscal 2006, in connection with his appointment to the Board, Richard E. Perlman was the only non-employee director to whom we granted options to purchase our common stock. We granted to Mr. Perlman 1,250 options, which options vest equally on each of September 22, 2007, 2008, 2009 and 2010.

We also issue to each non-employee director, other than Samuel Gradess, on an annual basis the number of shares of our common stock that could be purchased for $50,000. These shares of restricted stock are issued on February 1st of each year with the number of shares based on the closing price of our common stock as of January 31st. These restricted stock shares are issued pursuant to one or more of our existing stock incentive plans and are subject to the terms and conditions of such plan. These shares are also subject to the terms of the restricted stock agreement executed between the non-employee director and us, which, among other things, grants to us a right to repurchase the shares at $0.01 per share upon the occurrence of certain events, which rights lapse equally on February 1st of the first three years subsequent to the grant date.

On February 1, 2006, we granted to each non-employee director then in service, other than Samuel Gradess, 4,212 shares of restricted stock. Upon Richard E. Perlman’s designation to the Board, we granted to him 1,473 shares of restricted stock, reflecting a prorated portion of the shares to which he would have been entitled to had he been a board member on February 1, 2006. On December 19, 2006, in connection with Matthew Feshbach’s resignation as a board member, we repurchased 6,248 shares of restricted stock from him at $0.01 per share for an aggregate amount of $62.48.

Equity Compensation Plan Information

The following table contains information about our common stock that may be issued upon the exercise of options, warrants or rights under all of our equity compensation plans as of January 31, 2007.

Plan Category	Number of Securities to be Issued upon Exercises of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))
Equity Compensation Plans Approved by Shareholders(1)	1,537,778	(3)	$13.48	1,339,564
Equity Compensation Plans Not Approved by Shareholders(2)	155,400	(3)	$9.91	202,782
Total	1,693,178	(3)	$13.15	1,542,346

(1)	Consists of our Amended and Restated 1997 Employee, Director and Consultant Stock Option and Stock Incentive Plan, the dELiA*s, Inc. Amended and Restated 1996 Stock Incentive Plan, the dELiA*s, Inc. 1998 Stock Incentive Plan, and the iTurf 1999 Amended and Restated Stock Incentive Plan.
(2)

Consists of our Amended and Restated 2002 Incentive and Non-Qualified Stock Option Plan (the "2002 Plan"), which was adopted by our board of directors during the fiscal year ended January 31, 2004. The 2002 Plan permits the granting of options, the exercise of which would allow up to an aggregate of 500,000 shares of our common stock to be acquired by the holders of the options. The options can take the form of non-qualified stock options and may be granted to employees, directors and consultants. The options may be granted in terms not to exceed ten years and become exercisable as set forth when the option is granted. The options may be exercised in whole or in part. Vesting terms of the options range from immediate vesting to a ratable vesting period of nine years. The exercise price of all options granted under the 2002 Plan shall be determined by our board of directors at the time of grant, which exercise price shall not be less than the closing price of our common stock on the day immediately prior to issuance. In addition, the 2002 Plan permits the grant of shares of our common stock on a tax-deferred basis to eligible individuals, subject to the otherwise applicable terms, conditions, requirements and other limitations the board of directors shall deem appropriate within the limits of its powers under the 2002 Plan. The 2002 Plan will terminate on July 11, 2012.

(3)	Includes options to purchase shares of our Common Stock issued under said plan(s) that were cancelled after Fiscal 2006.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this Proxy Statement, with management. Based on this review and discussions, the Compensation Committee has recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this 2007 Proxy Statement. The following independent directors, who comprise the Compensation Committee, provide this report:

Members of the Compensation Committee:

Peter M. Graham (Chairman)

Anthony N. Fiore

Edward A. Monnier

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, which consists entirely of non-employee directors who meet the independence and experience requirements of the NASDAQ Stock Market, LLC, has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter that was adopted by the Board of Directors of Alloy on April 5, 2000 and amended and restated by the Board of Directors on a number of occasions, most recently on April 12, 2007, which is available on our website at www.alloymarketing.com. The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company’s financial reporting process, its compliance with legal and regulatory requirements and the quality of its audit process. In addition, the Audit Committee is responsible for the appointment, compensation, retention, and oversight of the work of BDO Seidman, LLP (“BDO”), Alloy’s independent registered public accountants for the fiscal year ended January 31, 2007. The Audit Committee has reviewed and discussed with management and BDO the audited and consolidated financial statements of the Company for the year ended January 31, 2007, management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and BDO’s evaluation of the Company’s internals controls over financial reporting. In addition, the Committee has discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from BDO regarding its independence from Alloy as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with BDO the independence of that firm. In addition, the Audit Committee (i) discussed with BDO the qualifications of the partners and managers assigned to the Company’s audit, (ii) reviewed with BDO the quality control system for the U.S. accounting and audit practice to provide reasonable assurance that the audit was conducted in compliance with professional standards, and (iii) confirmed with BDO that there was appropriate continuity of personnel working on audits and availability of national office consultation.

Based upon the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alloy’s Annual Report on Form 10-K for the fiscal year ended January 31, 2007.

Members of the Audit Committee:

Peter M. Graham (Chairman)

Edward A. Monnier

Anthony N. Fiore

Richard E. Perlman

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to its charter, our Audit Committee was required to review and approve, in advance, transactions occurring in Fiscal 2006 between us and our executive officers, members of the Board and beneficial holders of more than 5% of our securities, immediate family members of the foregoing and any other parties whom the Board determines to be related parties. We followed this policy in all instances, except in connection with the provision of certain marketing and media services to Seventh Generation, Inc. The Audit Committee subsequently approved these transactions. This policy was amended in April 2007 to require the Audit Committee’s approval, in advance, of any transactions in excess of $50,000 occurring between us and our executive officers, members of the Board and beneficial holders of more than 5% of our securities, immediate family members of the foregoing and any other parties whom the Board determines to be related parties, as defined by Item 404 of Regulation S-K.

Seventh Generation, Inc. (“SGI”)

Jeffrey Hollender is the President and CEO of Seventh Generation, Inc. (“SGI”), as well as a director of SGI, while Peter M. Graham serves as Chairman of the SGI board and is a non-management level employee of SGI. Our wholly-owned subsidiary, Alloy Marketing and Promotions, LLC, renders promotional services to SGI and received approximately $215,000 during Fiscal 2006 for such services.

dELiA*s, Inc.

We completed a spinoff of dELiA*s, Inc. to its shareholders on December 19, 2005. We and dELiA*s, Inc. entered into a distribution agreement in connection with the spinoff, which provided for, among other things, the corporate transactions that were required to effect the spinoff itself, certain indemnification obligations, and certain other arrangements relating to the spinoff.

Alloy and dELiA*s, Inc. also entered into a tax separation agreement in order to allocate the responsibilities for the payment of taxes for the pre-spinoff periods arising out of certain tax matters. The tax separation agreement also requires dELiA*s, Inc. to indemnify us, under certain circumstances, for any tax liability that is incurred as a result of the spinoff failing to qualify as a tax-free transaction.

Alloy also entered into several agreements with dELiA*s, Inc. regarding ongoing contractual relationships, including without limitation, the following:

•	Managed Services Agreement—Alloy provides dELiA*s, Inc. with website hosting, database management, data communication management, security and other services to support dELiA*s, Inc.’s

Internet activities and applications for an initial term of one year (maximum term of five years) for a monthly fee of $75,000. Usage above agreed upon maximums will result in dELiA*s, Inc. paying Alloy additional amounts.

•

Professional Services Agreement—Alloy provides dELiA*s, Inc. with technology related services for software license support, database and list support services and other database services for one year for a minimum monthly payment of $20,000.

•

Database Data Transfer Agreement—Alloy and dELiA*s, Inc. jointly own all data (excluding credit card data) collected through any dELiA*s, Alloy or CCS data source prior to the spinoff, subject to certain restrictions.

•

Media Services Agreement—Alloy is dELiA*s, Inc.’s exclusive sales agent for providing Internet advertising, catalog advertisements and insertions, sampling and database collection and marketing for an initial three year term.

•

Call Center Agreement—dELiA*s, Inc. provides call center related services to Alloy’s on campus marketing division. The initial term of the agreement is one year. The services are provided for a monthly management fee of $7,000 plus 105% of certain variable costs incurred in connection with the services provided pursuant to the arrangement.

As of January 31, 2007, all of the above agreements were in effect except for the portion of the Professional Services Agreement relating to the database services, which terminated effective November 30, 2006. At January 31, 2007, we owed dELiA*s, Inc. approximately $114,000 pursuant to the revenue and call center arrangements.

Matthew L. Feshbach

On December 19, 2006, we entered into a Stock Repurchase Agreement with Matthew L. Feshbach, who was a member of our Board of Directors at the time, and certain entities controlled by Mr. Feshbach, pursuant to which we repurchased: (i) 952,381 shares of our common stock held by MLF Offshore Portfolio Company, L.P., our largest shareholder and an entity controlled by Mr. Feshbach, at a price per share of $10.50, for an aggregate purchase price of $10 million; and (ii) 6,248 shares of unvested restricted stock which had been issued to Mr. Feshbach for his service on our board of directors, at a price of $0.01 per share. Mr. Feshbach also resigned from our board of directors effective December 19, 2006.

Other Transactions

Joseph Diamond, brother of Matthew C. Diamond, our Chairman and Chief Executive Officer, is employed as the Chief Operating Officer for our Alloy Education division. Joseph Diamond’s annual base salary for Fiscal 2006 was $150,000. For services rendered during Fiscal 2005, Mr. Diamond was granted 6,787 shares of restricted stock in February 2006 and 2,387 shares of restricted stock in June 2006. Those shares are subject to the terms and conditions of restricted stock agreements, including certain rights of repurchase, between Joseph Diamond and us. For services rendered in Fiscal 2006, Mr. Diamond was granted a $17,170 cash bonus and $37,170 in shares of restricted stock, subject to the terms and conditions of a restricted stock agreement, including certain rights of repurchase, between Mr. Diamond and us, with the number of shares based on the March 30, 2007 closing price of $11.87 of our common stock, consistent with our policy, resulting in the issuance of 3,131 shares. As of January 31, 2007, Mr. Diamond held options to purchase an aggregate of 12,124 shares of our common stock, of which 10,311 shares were exercisable on such date at varying exercise prices, and 9,174 shares of restricted stock, which are subject to rights of repurchase by us in certain circumstances as outlined in restricted stock agreements executed by Mr. Diamond and us.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

Proposal 1:	Elect Three Members To Our Board Of Directors.

On April 12, 2007, our Board of Directors, on the recommendation of the Corporate Governance and Nominating Committee, nominated Samuel A. Gradess, Edward A. Monnier and Jeffrey Hollender for re-election at the Annual Meeting. If they are re-elected, they will serve on our Board of Directors until the 2010 Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of Messrs. Gradess, Monnier and Hollender. If any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

The affirmative vote of a plurality of the shares voted at the Annual Meeting is required to approve this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RE-ELECTION OF SAMUEL A. GRADESS, EDWARD A. MONNIER AND JEFFREY HOLLENDER AS DIRECTORS AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

Proposal 2:	Ratify The Appointment Of BDO Seidman, LLP As Our Independent Registered Public Accountants For The Fiscal Year Ending January 31, 2008.

We are asking you to ratify the Audit Committee’s selection of BDO Seidman, LLP (“BDO”), independent registered public accountants, as our independent registered public accountants for the fiscal year ending January 31, 2008.

Independent Registered Public Accountants

We are submitting this proposal to you because we believe that such action follows sound corporate practice. The Audit Committee has appointed BDO as our independent registered public accountants for the year ending January 31, 2008, subject to shareholder ratification. The Audit Committee has reviewed BDO’s independence from us as described in the “Report of the Audit Committee.” If you do not ratify the selection of BDO as independent registered public accountants, the Audit Committee will consider selecting other auditors. However, even if you ratify the selection, the Audit Committee may still appoint new independent registered public accountants at any time during the next fiscal year if it believes that such a change will be in the best interests of Alloy and our shareholders. We expect a representative of BDO to be present at the Annual Meeting to make a statement, if he or she desires, and to answer your questions.

Audit Fees

The aggregate fees billed for professional accounting services rendered by BDO for Fiscal 2006 and Fiscal 2005:

	Fiscal Year Ended January 31,
	2007		2006
Audit Fees	$706,838		$680,000
Audit Related Fees	$48,500	(1)	$235,000	(2)
Tax Fees	—		—
All Other Fees	—		—

Total Fees	$755,338		$915,000

(1)	Relate to ordinary course, recurring accounting consultations.
(2)	Includes additional services related to, among other things, audit services related to the spinoff of our merchandise business, which was completed in December 2005, and other audit services related to the financial statements of the merchandise business, and the preparation and filing of various registration statements with the SEC.

In addition to the foregoing, BDO was engaged by the Audit Committee during Fiscal 2005 to reaudit the Company’s 2003 financial statements as a result of the spinoff of dELiA*s, Inc., which resulted in an additional fee of $165,000.

In the above table, in accordance with the SEC definitions and rules, “audit fees” are fees billed to us for professional services for the audit of our consolidated financial statements included in the Annual Report on Form 10-K and review of financial statements included in Quarterly Reports on Form 10-Q; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; for the attestation of management’s report on the effectiveness of internal control over financial reporting; and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and internal control over financial reporting. “Tax fees” are fees for Federal and local tax compliance, tax advice, and tax planning and advisory services.

Policy of Audit Committee on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accountants. These services may include audit services, audit-related services, tax services and other services. The independent registered public accountants and management are required to report periodically to the Audit Committee concerning the extent of services provided by the independent registered public accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Percentage of Audit Fees Pre-Approved

During the fiscal year ended January 31, 2007, 100% of all audit and permissible non-audit services were pre-approved by the Audit Committee.

The affirmative vote of a majority of the shares voted at the Annual Meeting is required to ratify the appointment of the independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

2007 Stock Plan

Proposal 3: Approval	of the Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan

We are requesting that you vote in favor of adopting the Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan (the “Proposed 2007 Plan”), which our Board of Directors unanimously approved on April 12, 2007, subject to your approval at the Annual Meeting. The Proposed 2007 Plan will allow for the issuance of up to two million shares of our common stock pursuant to awards granted under the Proposed

2007 Plan. However, if approved, all of our existing stock incentive plans, which in the aggregate, as of April 30, 2007, have approximately 1.4 million shares available for issuance, will be terminated, resulting in a net increase of approximately 600,000 shares.

Our Proposed 2007 Plan is being submitted to you for approval at the meeting in order to ensure (i) favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”), and (ii) continued eligibility to receive a federal income tax deduction for the compensation received by our named executive officers upon the exercise of stock options issued under our Proposed 2007 Plan by complying with Rule 162(m) of the Code. Approval by our shareholders of the Proposed 2007 Plan is also required by the NASDAQ listing rules. Our Board of Directors believes that the approval of our Proposed 2007 Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees, directors and consultants and to give us the flexibility we need to make various types of awards in light of the recent changes in tax and accounting rules relating to equity-based compensation.

As of April 30, 2007, 2,220,424 shares of our common stock were outstanding under our current stock plans and approximately an additional 1,395,943 shares were available for future stock based grants. If the Proposed 2007 Plan is approved, all outstanding options and grants of restricted stock under our existing plans, namely the 1997 Alloy, Inc. Stock Incentive Plan, the 2002 Alloy Inc. Stock Incentive Plan, the dELiA*s, Inc. Amended and Restated 1996 Stock Incentive Plan, the dELiA*s, Inc. 1998 Stock Incentive Plan and the iTurf Inc. Amended and Restated 1999 Stock Incentive Plan (collectively, the “Retired Plans”) will remain in effect, but no additional awards may be made under these plans. The Proposed 2007 Plan is intended to replace the Retired Plans, subject to our shareholders’ approving the Proposed 2007 Plan. Assuming our shareholders approve the Proposed 2007 Plan, the shares available for future issuance under the Retired Plans will not be available for grant.

In addition, generally shares of common stock reserved for awards under the Proposed 2007 Plan that are forfeited or are canceled will be added back to the share reserve available for future awards. However, shares of common stock tendered in payment for an award or shares of common stock withheld for taxes will not be available again for grant. Our 2007 Plan provides that no participant may receive awards for more than 150,000 shares of common stock in any fiscal year and that no more than one million shares shall be issued as stock grants or other stock based awards that are deemed “full value” awards. In addition, to facilitate approval of this proposal and alleviate any shareholder concerns regarding the number of awards the Company intends to grant in a given year, subject to the passage of this Proposal 3, our Board agrees that it will limit the three-year average usage rate of equity grants for fiscal years 2007, 2008 and 2009 to 5.6% of the average of our outstanding shares at January 31, 2008, 2009 and 2010. The usage rate will be calculated for each fiscal year and then averaged for the three-year period and for each year is (i) the number of shares granted in each fiscal year including stock options and restricted stock to employees, consultants and directors divided by (ii) the number of our shares outstanding at the end of the fiscal year.

Any stock based awards that are deemed to be “full value” awards and are settled in cash will not be included in the calculation of usage rate. For the purpose of the calculation, each full value share will be counted as two shares.

Our Board of Directors, the Compensation Committee and management all believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Proposed 2007 Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and shareholder interests. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that the Proposed 2007 Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. Accordingly, our Board of Directors believes adoption of the Proposed 2007 Plan is in our best interests and those of our shareholders and recommends a vote “FOR” the approval of the Proposed 2007 Plan.

The following is a brief summary of the Proposed 2007 Plan. This summary is qualified in its entirety by reference to the text of the Proposed 2007 Plan, a copy of which is attached as Exhibit A to this Proxy Statement.

Material Features of our 2007 Plan

The Proposed 2007 Plan will allow us, under the direction of our Compensation Committee, to make grants of stock options, restricted and unrestricted stock awards and other stock-based awards to employees, consultants and directors (approximately 1,000 people) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our long-term success. The purpose of these awards is to attract and retain key individuals, further align employee and shareholder interests, and to closely link compensation with Company performance. The Proposed 2007 Plan will provide an essential component of the total compensation package, reflecting the importance that we place on aligning the interests of key individuals with those of our shareholders.

Stock Options. Stock options granted under the Proposed 2007 Plan may either be incentive stock options, which are intended to satisfy the requirements of Section 422 of the Code, or non-qualified stock options, which are not intended to meet those requirements. The exercise price of a stock option may not be less than 100% of the fair market value of our common stock on the date of grant. If an incentive stock option is granted to an individual who owns more than 10% of the combined voting power of all classes of our capital stock, the exercise price may not be less than 110% of the fair market value of our common stock on the date of grant and the term of the option may not be longer than five years.

Award agreements for stock options include rules for exercise of the stock options after termination of service. Options may not be exercised unless they are vested, and no option may be exercised after the end of the term set forth in the award agreement, which may not exceed 10 years. Generally, stock options will be exercisable for three months after termination of service for any reason other than death or total and permanent disability, and for 12 months after termination of service on account of death or total and permanent disability.

Restricted Stock. Restricted stock is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a “restricted period” during which the grantee must satisfy certain vesting conditions. If the grantee does not satisfy the vesting conditions by the end of the restricted period, the restricted stock is forfeited.

During the restricted period, the holder of restricted stock has the rights and privileges of a regular shareholder, except that the restrictions set forth in the applicable award agreement apply. For example, the holder of restricted stock may vote and receive dividends on the restricted shares; but he or she may not sell the shares until the restrictions are lifted.

Other Stock-Based Awards. The Proposed 2007 Plan also authorizes the grant of other types of stock-based compensation including, but not limited to, stock appreciation rights, phantom stock awards, and stock unit awards.

2007 Plan Administration. In accordance with the terms of our 2007 Plan, our Board of Directors has authorized our Compensation Committee to administer the Proposed 2007 Plan. The Compensation Committee may delegate part of its authority and powers under our 2007 Plan to a committee of the Board or one or more of our directors and/or officers, but only the Compensation Committee (or a sub committee thereof or the full Board) can make awards to participants who are directors or executive officers of Alloy. In accordance with the provisions of the Proposed 2007 Plan, our Compensation Committee, or its designee, will determine the terms of awards, including:

•	which employees, directors and consultants will be granted awards;

•	the number of shares subject to each award;

•	the vesting provisions of each award;

•	the termination or cancellation provisions applicable to awards; and

•	all other terms and conditions upon which each award may be granted in accordance with the Proposed 2007 Plan.

In addition, our Compensation Committee may, in its discretion, amend any term or condition of an outstanding award provided (i) such term or condition as amended is permitted by our 2007 Plan, and (ii) any such amendment shall be made only with the consent of the participant to whom such award was made, if the amendment is adverse to the participant. The Proposed 2007 Plan does not allow for the repricing or cancellation and reissuance of stock options or other awards without the prior approval of our shareholders.

If our common stock shall be subdivided or combined into a greater or smaller number of shares or if we issue any shares of common stock as a stock dividend, the number of shares of our common stock deliverable upon exercise of an option issued or upon issuance of an award shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

Upon a merger or other reorganization event, our Board of Directors, may, in their sole discretion, take any one or more of the following actions pursuant to our 2007 Plan, as to some or all outstanding awards:

•	provide that all outstanding options shall be assumed or substituted by the successor corporation;

•	upon written notice to a participant provide that the participant’s unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•

in the event of a merger pursuant to which holders of our common stock will receive a cash payment for each share surrendered in the merger, make or provide for a cash payment to the participants equal to the difference between the merger price times the number of shares of our common stock subject to such outstanding options, and the aggregate exercise price of all such outstanding options, in exchange for the termination of such options;

•

provide that outstanding awards shall be assumed or substituted by the successor corporation, become realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the merger or reorganization event.

Our 2007 Plan may be amended by our shareholders. It may also be amended by our Board of Directors, provided that any amendment approved by our Board of Directors which is of a scope that requires shareholder approval as required by the rules of the NASDAQ Global Market, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such shareholder approval. In addition, if NASDAQ amends its corporate governance rules so that such rules no longer require shareholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to the NASDAQ rules, no amendment of the Proposed 2007 Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spin off or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding options, (b) reduce the price at which awards may be offered, or (c) extend the duration of the Proposed 2007 Plan; (iii) materially expands the class of participants eligible to participate in the Proposed 2007 Plan; or (iv) expands the types of awards provided under the Proposed 2007 Plan shall become effective unless shareholder approval is obtained. Our Proposed 2007 Plan expires on April 11, 2017.

Federal Income Tax Consequences

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Proposed 2007 Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Proposed 2007 Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

•

Incentive Stock Options: Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

•	Non-Qualified Options:

°

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

°

A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income.

°

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

•	Stock Grants:

°

With respect to stock grants under our 2007 Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

°

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

New Plan Benefits

The amounts of future grants under the Proposed 2007 Plan are not determinable as awards under the Proposed 2007 Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the Proposed 2007 Plan or the amount or types of any such awards.

On April 30, 2007, the closing market price per share of our common stock was $12.39 as reported by the NASDAQ Global Market.

For these reasons, the Board of Directors has recommended adopting our 2007 Employee, Director and Consultant Stock Incentive Plan.

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the adoption of the Proposed 2007 Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE PROPOSED 2007 PLAN AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock and other equity securities. Our officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with in full.

Information About Shareholder Proposals

To be considered for inclusion in our Proxy Statement relating to the 2008 Annual Meeting of Shareholders, shareholder proposals must be received no later than February 19, 2008. To be considered for presentation at such meeting, although not included in our Proxy Statement, proposals must comply with our By-laws and must be received no earlier than April 5, 2008 and no later than May 5, 2008. All shareholder proposals should be marked for the attention of Secretary, Alloy, Inc., 151 West 26th Street, 11th Floor, New York, New York, 10001.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By Order of the Board of Directors

Gina R. DiGioia
Secretary

New York, New York

May 7, 2007

EXHIBIT A

Alloy, Inc.

2007 Employee, Director and Consultant Stock Incentive Plan

ALLOY, INC.

2007 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK INCENTIVE PLAN

1.	DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

Common Stock means shares of the Company’s common stock, $0.01 par value per share.

Company means Alloy, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1)	If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2)	If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan — an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2.	PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3.	SHARES SUBJECT TO THE PLAN.

(a)	The number of Shares which may be issued from time to time pursuant to this Plan shall be 2,000,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 22 of the Plan.

(b)	If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued and any stock appreciation rights to be settled in shares of Common Stock shall be counted in full against the number of Shares available for issuance under the Plan, regardless of the number of exercise gain shares issued upon the settlement of the stock appreciation right.

4.	ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted; provided, however, that in no event shall Stock Rights with respect to more than 150,000 Shares be granted to any Participant in any fiscal year and no more than 1,000,000 Shares shall be issued as Stock Grants or other Stock Based Awards that are deemed “full value” awards;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted; and

e.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5.	ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6.	TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

a.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

i.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

ii.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

iii.	Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

iv.	Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

A.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

B.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

v.	Option Term: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

b.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

i.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(a) above.

ii.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

iii.	Term of Option: For Participants who own:

A.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

B.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

iv.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7.	TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)	Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)	Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8.	TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Notwithstanding the foregoing, each stock appreciation right shall (i) have a base price which shall not be less than the Fair Market Value per share of Common Stock and (ii) terminate not more than ten years from the date of the grant or at such earlier time as the Agreement may provide.

9.	EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option and held for at least six months, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 25) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(b)(iv).

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such Option including, but not limited to, pursuant to Section 409A of the Code.

10.	ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock held for at least six months and having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock Based-Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, payment of such other lawful consideration as the Administrator may determine.

The Company shall then, if required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, and (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant.

11.	RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement, and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12.	ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination as a result of Disability, or death for which events there are special rules in Paragraphs 14 and 15, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 14 or 15, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 14 or 15, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

e.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14.	EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

b.	A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

c.	The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

15.	EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

a.	In the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

(i)	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

(ii)	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

b.	If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

16.	EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 16 and Paragraph 17 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 16 and Paragraph 17 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

17.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination as a result of Disability, or death for which events there are special rules in Paragraphs 18 and 19, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

18.	EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

19.	EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Stock Grant Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

20.	PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

21.	DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

22.	ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

a.	Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraphs 3(a) and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

b.	Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any. In addition, in the event of a Corporate Transaction, the Administrator may waive any or all Company forfeiture or repurchase rights with respect to outstanding Stock Grants.

c.	Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance of the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

d.	Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs a, b or c above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 22, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

e.	Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph a, b or c above with respect to ISOs shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the ISO. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6b(iv).

23.	ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

24.	FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

25.	CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

26.	WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 27) or upon the lapsing of any forfeiture provision or right of repurchase or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

27.	NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

28.	TERMINATION OF THE PLAN.

The Plan will terminate on April 11, 2017, the date which is ten years from the earlier of the date of its adoption by the Board of Directors and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

29.	AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. In addition, if Nasdaq amends its corporate governance rules so that such rules no longer require stockholder approval of “material amendments” of equity compensation plans, then, from and after the effective date of such an amendment to the Nasdaq rules, no amendment of the Plan which (i) materially increases the number of shares to be issued under the Plan (other than to reflect a reorganization, stock split, merger, spinoff or similar transaction); (ii) materially increases the benefits to Participants, including any material change to: (a) permit a repricing (or decrease in exercise price) of outstanding Options, (b) reduce the price at which Shares or Options may be offered, or (c) extend the duration of the Plan; (iii) materially expands the class of Participants eligible to participate in the Plan; or (iv) expands the types of awards provided under the Plan shall become effective unless stockholder approval is obtained. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant. Notwithstanding the foregoing, the Administrator shall not allow either (a) the cancellation of outstanding Options or stock appreciation rights and the grant in substitution therefore of new Stock Rights having a lower exercise price or (b) the amendment of outstanding Options or stock appreciation rights to reduce the exercise price thereof without shareholder approval.

30.	EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

31.	GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

ALLOY, INC.

151 WEST 26TH STREET—11TH FLOOR

NEW YORK, NY 10001

PROXY CARD FOR 2007 ANNUAL MEETING OF SHAREHOLDERS

JUNE 14, 2007

Alloy, Inc.’s Board of Directors Solicits This Proxy

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated May 7, 2007, in connection with the Annual Meeting to be held at 9:00 a.m. on Thursday, June 14, 2007 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. Chrysler Center, 666 Third Avenue, New York, NY 10017, and hereby appoints Gary J. Yusko, and/or Gina R. DiGioia each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Alloy, Inc. (the “Company”) registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2007 Annual Meeting of Shareholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization hereby given, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy Statement.

This Proxy when executed will be voted in the manner directed herein.

If no direction is made, this Proxy will be voted FOR all Proposals.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

1. Election of Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate)

NOMINEES: Samuel A. Gradess, Edward A. Monnier and Jeffrey Hollender.

2. SEE REVERSE SIDE FOR PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

(SEE REVERSE SIDE)

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☒ Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	ELECTION OF DIRECTORS (See reverse).

☐	Samuel A. Gradess	☐	FOR	☐	WITHHELD

☐	Edward A. Monnier	☐	FOR	☐	WITHHELD

☐	Jeffrey Hollender	☐	FOR	☐	WITHHELD

☐	For all nominees except as noted above.

2.	Proposal to ratify and confirm the selection of BDO Seidman, LLP as the Company’s independent registered public accountants for the fiscal year ending January 31, 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Proposal to approve and adopt the Alloy, Inc. 2007 Employee, Director and Consultant Stock Incentive Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date:

Signature

Date:

Signature

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